Execution Version ASSET PURCHASE AGREEMENT by and among TIEDEMANN ADVISORS, LLC, ENVOI, LLC, and THE MEMBERS OF ENVOI, LLC Dated as of May 8, 2024

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .......................................................................................................... 1 Section 1.1 Definitions.................................................................................................. 1 Section 1.2 Construction; Other Definitions ................................................................. 1 ARTICLE II PURCHASE AND SALE ........................................................................................ 2 Section 2.1 Purchase and Sale of the Acquired Assets ................................................. 2 Section 2.2 Excluded Assets ......................................................................................... 4 Section 2.3 Assumed Liabilities ................................................................................... 6 Section 2.4 Liabilities Not Assumed ............................................................................ 6 Section 2.5 Purchase Price ............................................................................................ 7 Section 2.6 Closing ....................................................................................................... 7 Section 2.7 Pre-Closing Statement. .............................................................................. 8 Section 2.8 Post-Closing Adjustment. .......................................................................... 9 Section 2.9 Deliveries at Closing ................................................................................ 10 Section 2.10 Tax Treatment/Purchase Price Allocation ............................................... 12 Section 2.11 Tax Withholding ...................................................................................... 12 Section 2.12 Sharing of Certain Fees ............................................................................ 13 Section 2.13 Earnout and Growth Consideration ......................................................... 13 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.......................................................................................................... 16 Section 3.1 Organization, Etc ..................................................................................... 16 Section 3.2 Capital Structure ...................................................................................... 16 Section 3.3 Authority; Validity of Agreements .......................................................... 17 Section 3.4 Consents ................................................................................................... 17 Section 3.5 No Conflicts ............................................................................................. 18 Section 3.6 Financial Statements ................................................................................ 18 Section 3.7 Absence of Undisclosed Liabilities ......................................................... 18 Section 3.8 Absence of Certain Changes .................................................................... 19 Section 3.9 Assets ....................................................................................................... 21 Section 3.10 Real Property ........................................................................................... 21 Section 3.11 Material Contracts. ................................................................................... 22 Section 3.12 Legal Proceedings .................................................................................... 22

ii Section 3.13 Related Party Transactions ...................................................................... 23 Section 3.14 Compliance with Law; Government Regulation. .................................... 23 Section 3.15 Company Accounts .................................................................................. 29 Section 3.16 Assets Under Management ...................................................................... 30 Section 3.17 Taxes ........................................................................................................ 30 Section 3.18 Employee Plans. ....................................................................................... 32 Section 3.19 Employment. ............................................................................................ 34 Section 3.20 Intellectual Property and Information Technology .................................. 35 Section 3.21 Insurance .................................................................................................. 36 Section 3.22 Brokers and Finders ................................................................................. 36 Section 3.23 No Other Representations or Warranties ................................................. 36 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER MEMBERS .......................................................................................................... 36 Section 4.1 Authority; Validity of Agreements .......................................................... 36 Section 4.2 Consents and Approvals .......................................................................... 37 Section 4.3 No Conflicts ............................................................................................. 37 Section 4.4 Legal Proceedings .................................................................................... 37 Section 4.5 Brokers and Finders ................................................................................. 37 Section 4.6 No Other Representations or Warranties ................................................. 37 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER ....................... 38 Section 5.1 Organization ............................................................................................. 38 Section 5.2 Authority; Validity of Agreements .......................................................... 38 Section 5.3 Consents and Approvals .......................................................................... 38 Section 5.4 No Conflicts ............................................................................................. 38 Section 5.5 Legal Proceedings .................................................................................... 38 Section 5.6 Brokers and Finders ................................................................................. 39 Section 5.7 No Other Representations or Warranties ................................................. 39 ARTICLE VI COVENANTS ...................................................................................................... 39 Section 6.1 Conduct of Business of the Company ...................................................... 39 Section 6.2 Access to Information .............................................................................. 39 Section 6.3 Exclusivity ............................................................................................... 40 Section 6.4 Notification of Certain Matters ................................................................ 40 Section 6.5 Client Consents ........................................................................................ 41

iii Section 6.6 Confidentiality ......................................................................................... 41 Section 6.7 Announcement ......................................................................................... 42 Section 6.8 Expenses .................................................................................................. 42 Section 6.9 Further Assurances................................................................................... 42 Section 6.10 Tax Matters .............................................................................................. 43 Section 6.11 Non-Competition; Non-Solicitation ........................................................ 43 Section 6.12 Employees ................................................................................................ 44 Section 6.13 Regulatory and Other Authorizations and Consents ................................ 45 Section 6.14 Payment of Receivables, etc .................................................................... 45 Section 6.15 Tail Insurance........................................................................................... 45 Section 6.16 Post-Closing Operations .......................................................................... 46 Section 6.17 Bulk Sales Laws; Tax Clearance ............................................................. 46 Section 6.18 Veritas Contract ....................................................................................... 46 Section 6.19 Family Office Custody Services Agreement ........................................... 46 ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER ............ 47 Section 7.1 Representations and Warranties ............................................................... 47 Section 7.2 Covenants and Agreements...................................................................... 47 Section 7.3 Material Adverse Effect ........................................................................... 47 Section 7.4 cate ............................................................................. 47 Section 7.5 No Legal Prohibition................................................................................ 47 Section 7.6 Deliveries ................................................................................................. 47 Section 7.7 Consenting Revenue Run Rate ................................................................ 47 ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER PARTIES ............................................................................................................. 48 Section 8.1 Representations and Warranties ............................................................... 48 Section 8.2 Covenants and Agreements...................................................................... 48 Section 8.3 ............................................................................. 48 Section 8.4 No Legal Prohibition................................................................................ 48 Section 8.5 Deliveries ................................................................................................. 48 Section 8.6 Consenting Revenue Run Rate ................................................................ 48 ARTICLE IX TERMINATION ................................................................................................... 48 Section 9.1 Termination .............................................................................................. 48 Section 9.2 Survival After Termination ...................................................................... 49

iv ARTICLE X SURVIVAL; INDEMNIFICATION OBLIGATIONS.......................................... 50 Section 10.1 Representations, Warranties and Covenants ............................................ 50 Section 10.2 Indemnification ........................................................................................ 50 Section 10.3 Indemnification Procedure. ...................................................................... 51 Section 10.4 Limitation of Liability.............................................................................. 53 Section 10.5 Effect on Final Purchase Price ................................................................. 54 Section 10.6 Calculation of Losses ............................................................................... 54 Section 10.7 No Duplication ......................................................................................... 54 Section 10.8 Mitigation ................................................................................................. 54 Section 10.9 Exclusive Remedy ................................................................................... 54 Section 10.10 Setoff/Escrow ........................................................................................... 55 ARTICLE XI MISCELLANEOUS ............................................................................................. 55 Section 11.1 Amendments ............................................................................................ 55 Section 11.2 Waiver ...................................................................................................... 56 Section 11.3 Entire Agreement ..................................................................................... 56 Section 11.4 Severability .............................................................................................. 56 Section 11.5 Notices ..................................................................................................... 56 Section 11.6 Binding Effect; No Assignment ............................................................... 58 Section 11.7 Specific Performance ............................................................................... 58 Section 11.8 No Third Party Beneficiaries ................................................................... 58 Section 11.9 Governing Law ........................................................................................ 58 Section 11.10 Consent to Jurisdiction; Waiver of Jury Trial. ......................................... 59 Section 11.11 Counterparts ............................................................................................. 59 ANNEX DESCRIPTION Annex A Definitions EXHIBIT DESCRIPTION Exhibit A Assignment and Assumption Agreement Exhibit B IP Assignment Agreement Exhibit C Office Lease Assignment Agreement Exhibit D Bill of Sale Exhibit E Consent Letter Exhibit F Form of Employment Agreements Exhibit G Working Capital Calculation

ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT, dated as of May 8, 2024, is by and among Tiedemann Advisors, LLC, a Delaware limited liability company Purchaser Envoi, LLC, a Minnesota Company , members who are signatories to this Seller Members ). The Seller Members and the Company are collectively referred to herein as Seller Parties . Each of the Seller Parties, Party Parties W I T N E S S E T H: WHEREAS, Purchaser desires to purchase from the Company, the Company desires to sell, and the Seller Members desire to cause the Company to sell, to Purchaser, all assets relating to the business of the Company (other than certain Excluded Assets), subject to the assumption by Purchaser of certain specified liabilities of the Company, in each case as set forth in this Agreement and on the other terms and conditions contained in this Agreement; WHEREAS, the Seller Members collectively own 100% of the outstanding equity interests of the Company and will benefit from the consummation of the Transactions contemplated hereby; and WHEREAS, the Key Persons are entering into the Employment Agreements concurrently with the execution and delivery of this Agreement, which Employment Agreements will be effective as of the Closing, and provide that the Key Persons will continue to lead the Minneapolis Office, with Ryan Steensland immediately joining Purchaser's "Business Development Team" as provided in his Employment Agreement. NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and in the Ancillary Agreements, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. As used in this Agreement, the terms set forth in Annex A hereto shall have the meanings ascribed to such terms therein. Section 1.2 Construction; Other Definitions. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. For purposes of this Agreement, unless the context other regardless of whether such words are included in some contexts but not others, (b) the words import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement, (c) the terms used

2 herein shall apply equally to both the singular and plural forms of such terms, (d) any pronoun shall include the corresponding masculine, feminine and neuter forms, (e) the headings of particular sections are inserted only for convenience and shall not be construed as a part of this Agreement or a limitation on the scope of any of the terms or provisions of this Agreement, (f) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement, (g) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto, (h) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, (i) any reference to the Code, the Treasury Regulations, the Securities Act or other Laws will include (i) all amendments, modifications or replacements thereof or of the specified sections and provisions concerned as in effect from time to time, and (ii) all rules and regulations promulgated thereunder, (j assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, (k) any (l) if any payment is required to be made or other action is required to be taken pursuant to this Agreement on a date that is not a Business Day, then such payment or action shall be made or taken on the next Business Day, (m) with respect to (n) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity, (o) the exhibits and schedules to this Agreement are incorporated into, and form an integral part of, this Agreement, (p) terms defined in this Agreement have the defined meanings when used in any schedules, including the Disclosure Schedule, certificate or other document made or delivered pursuant hereto, and (q) any reference to information t no later than 5:00 p.m., Eastern time, on the day prior to the date of this Agreement. Unless another date is specified, for purposes of any schedule, list or scheduled information pursuant to ARTICLE III or ARTICLE IV, such schedule, list or other information is as of the date of this Agreement. ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of the Acquired Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Company, all of the assets, rights, properties and claims set forth in this Section 2.1, excluding the Excluded Assets Acquired Assets y Encumbrances other than Permitted Encumbrances: (a) all assets of the Company reflected on the Most Recent Balance Sheet or in the notes thereto and all assets of the Company that have been acquired since the date of the Most Recent Balance Sheet (other than assets reflected on the Most Recent Balance Sheet and assets acquired since the date of the Most Recent Balance Sheet, in each case that have been disposed of by the Company in the ordinary course of business of the Company since the date of the Most Recent Balance Sheet), including:

3 (i) all tangible property (such as equipment, computers, computer software, supplies and furniture); (ii) all cash and accounts receivable attributable to fees for services to be delivered following the Closing Date; and (iii) all prepayments and prepaid expenses related to the Business; (b) all customer, client and mailing lists of the Company; (c) all rights of the Company under all Permits used in connection with the operation of the business of the Company or any pending applications relating to any of the foregoing, but excluding any Permits that are not transferable by applicable Law, or which are set forth on Schedule 2.1(c) as not being transferable; (d) all Intellectual Property (including Company websites and domain names) owned by the Company that is or has been used in, is held for use in, or is otherwise related to the Business, including the right to the use thereof, together with (i) all rights to sue and causes of action for past, present and future infringement, misappropriation, dilution or violation of the same; (ii) all proceeds, royalties, income or other amounts now or hereafter due or payable with respect to such Intellectual Property and (iii) all copies and tangible embodiments of any of the foregoing; (e) all rights of the Company under (i) each Client Contract for which such Client has Consented to such assignment and transfer from the Company to Purchaser, including the right to provide investment advisory services thereunder and to receive any and all Management Fees, Fixed Fees and all other fees and revenues earned or accrued in connection therewith following the Closing Date, and (ii) any other Contracts relating to the Business which are set forth on Schedule 2.1(e)(ii) (collectively with the Client Acquired Contracts (f) , corporate minute books, and financial records that form part of Seller's general ledger), telephone numbers, files, plans, documents, correspondence, lists, notebooks, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records, in each case whether written or electronically stored or otherwise recorded, in connection with the operation of the Business Business Records , other than, for the avoidance of doubt, any books and records no longer relevant to the Business, or not needed in the operation of the Business by Purchaser after the Closing; (g) n each trade name, under which the Company conducts business; (h) the benefit of and right to enforce all non-competition, non-solicitation, non-disclosure and confidentiality obligations of any non-competition, non-solicitation, confidentiality or non-disclosure agreement entered into with any current or former employee or independent contractor of the Company, including, without limitation, all rights to recover past,

4 present and future damages and remedies for breach of any non-competition, non-solicitation, confidentiality or non-disclosure obligations; (i) the Office Lease; (j) the right to receive and retain mail and other communications attributable to the Business; (k) all claims, judgments or causes of action against third-parties attributable to the Business; (l) all counterclaims, set-offs, recoupment rights or defenses with respect to the Assumed Liabilities; (m) all other assets of the Company of every kind and description, tangible or intangible related to the Business, other than Excluded Assets; and (n) all goodwill associated with the Acquired Assets in particular and the Business in general. Nothing in this Agreement nor the consummation of the Transactions contemplated hereby shall be construed as an attempt or agreement to assign any Acquired Asset which by its terms or by applicable Law is nonassignable without the Consent of a third party, a Governmental Authority or is cancelable by a third party in the event of an assignment or purported assignment Nonassignable Assets unless and until such Consent shall have been obtained. To the extent permitted by applicable Law, in the event Consents to the assignment of an Acquired Asset cannot be obtained, such Nonassignable Assets shall not be assigned and transferred by the Company to Purchaser at the Closing and instead shall be held, as of and from the Closing Date, by the Company in trust for Purchaser. As of and from the Closing Date, the covenants and obligations thereunder shall be performed by Purchaser in the name and all benefits and obligations existing thereunder shall be for Purchaser Company shall take or cause to be taken at Purchaser name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets (provided, however, the Company shall not be required to incur any costs or agree to any material undertakings therewith) and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets. The Company shall promptly pay over to Purchaser all money or other consideration received by the Company after the Closing Date in respect of all Nonassignable Assets. As of and from the Closing Date, the Company authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser expense, to perform all the obligations and receive all the benefits of the Company under the Nonassignable Assets. Purchaser shall otherwise use commercially reasonable efforts to cooperate with the Company and with the requests of any third parties to any Acquired Assets by providing any requested information regarding Purchaser, so as to facilitate the obtaining of any Consent required for the assignment of the Acquired Assets. Section 2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Purchaser hereunder and, to the extent in existence on the Closing Date,

5 there shall be retained by the Company, all right, title and interest of the Company in and to the assets and properties set forth in this Section 2.2 Excluded Assets (a) 2 pieces of the Company themed artwork that are recorded on the General (b) any recovery pursuant to the 2020 Event disclosed pursuant to Item 3 of Schedule 3.12; (c) except for the Acquired Contracts and the Office Lease, all of the (d) the sponsorship of, and all rights in connection with any Company Plan; (e) the Seller Member governing documents of the Company, including any limited liability company agreement or similar agreement of the Company, organizational documents, minute books, and books of account; (f) all attorney-client communications; (g) all records that the Company is prohibited from transferring pursuant to applicable Law, including any records relating to performance, active medical restriction forms, fitness for duty and disciplinary actions, other than copies of the personnel files of employees hired by Purchaser and all benefit plans and trust or other assets attributable thereto; (h) all tax records and corporate minute books in connection with the Business prior to the Closing Date and all other books and records that are no longer relevant to the Business; (i) IRS Forms 1065 of the Company and Schedules K-1 of the Seller Members; (j) all insurance policies and rights to applicable claims and proceeds thereunder (excluding those related to the Acquired Assets), prepaid insurance premiums and insurance deposits; (k) claims for Tax refunds, abatements, credits, and Tax assets solely to the extent related to Taxes paid by the Seller Parties, or arising prior to the Closing Date; (l) all tax returns in connection with the Business prior to the Closing Date; (m) t form part of Seller's general ledger and any books and records no longer relevant to the Business, or not needed in the operation of the Business by Purchaser after the Closing; (n) all rights of the Seller Parties under this Agreement and any Ancillary Agreements; and

6 (o) all rights, causes of action, and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties (including all warranty and other contractual claims, whether express, implied or otherwise), to the extent relating to any Excluded Asset or any Excluded Liability. Section 2.3 Assumed Liabilities. On the terms and subject to the conditions set forth herein and except as contemplated by Section 2.4, from and after the Closing, Purchaser shall assume and satisfy, and otherwise pay, perform and discharge when due the following specified Assumed Liabilities arising after the Closing Date and that are attributable to the period following the Closing Date with respect to the Acquired Assets, except for such liabilities that (a) arise from any breach or default occurring on or prior to the Closing Date, (b) relate to any Excluded Assets, or (c) are identified in Section 2.4. Purchaser is not assuming, and shall not be deemed to have assumed, any liabilities of the Company other than the Assumed Liabilities specifically described above. No assumption by Purchaser of any Assumed Liabilities shall relieve or be deemed to relieve any Seller Party from any obligation or liability under this Agreement with respect to any representations or warranties made by any Seller Party to Purchaser. Section 2.4 Liabilities Not Assumed. Notwithstanding anything in this Agreement to the contrary, Purchaser is not assuming, and will not perform or satisfy, any liabilities not specifically described in Section 2.3 as being assumed by Purchaser, including any of the following Excluded Liabilities : (a) Taxes (including but not limited to any unpaid income Taxes) of any Seller Party, whether or not relating to the Business of the Company or the Acquired Assets and whether or not incurred prior to the Closing; (b) any liability of the Company to indemnify any Person, including any of the Seller Members, by reason of the fact that such Person was a manager, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, manager, director, officer, employee or agent of another Person prior to the Closing; (c) any liability of the Company arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by any of the Seller Parties or any of the managers, directors, officers, employees or agents of the Company prior to the Closing, including without limitation, any proceedings disclosed pursuant to Schedule 3.12; (d) any liability or expenses of the Company incurred in connection with this Agreement, including the making or performance of this Agreement and the Transactions contemplated by this Agreement; (e) any liability relating to or arising out of services rendered by the Company prior to the Closing and any accounts payable arising or attributable to the period prior to Closing; (f) any liability of the Company for making payments (including compensation, bonuses (including, for the avoidance of doubt, any bonuses paid in connection with the Transactions), severance or similar payments) or providing benefits of any kind to the

7 current and former members, partners, shareholders, managers, directors, officers, employees, consultants or independent contractors (or any spouse, dependent, or beneficiary thereof) in respect of the period prior to, and up to and including, the Closing, or any liability or obligation under any Company Plan (including (i) as a result of the sale of the Acquired Assets or as a result of the termination of employment or service with the Company, (ii) any obligation to provide former employees continuation coverage under COBRA, (iii) any liability or obligation in respect of medical and other benefits for existing and future retirees and (iv) any liability in respect of work- (g) any liability pertaining to the Company arising out of or resulting from noncompliance on or prior to the Closing Date with any applicable Law; (h) any liability of the Company pursuant to each Client Contract for which such client has not Consented to the assignment and transfer of such Client Contract to Purchaser; (i) any liability of the Company relating to or arising out of any Indebtedness of the Company; (j) any liability of the Company relating to or arising out of any Excluded Assets; and (k) all liabilities relating to the Business or the Acquired Assets accruing in or related to the period prior to the Closing Date. Section 2.5 Purchase Price. Upon the terms and subject to the conditions of this Agreement, the Company shall sell, transfer, contribute, assign, convey and deliver to Purchaser, and Purchaser shall purchase and accept from the Company, the Acquired Assets and Assumed Liabilities for an (a) aggregate amount payable in cash to the Company equal to (i) the Base Purchase Price, reduced by (ii) the Client Consent Adjustment, if any, increased by (iii) the Estimated Closing Cash, increased by (iv) the Estimated Net Working Capital Adjustment Amount, if such amount is a positive number, subject to further adjustment after the Closing Date pursuant to Section 2.8, reduced by (v) the Estimated Net Working Capital Adjustment Amount, if the Estimated Net Working Capital Adjustment Amount is a negative number, subject to further adjustment after the Closing Date pursuant to Section 2.8, reduced by (vi) the Estimated Closing Indebtedness, reduced by (vii) the Estimated Unpaid Transaction Expenses (as so adjusted, the Closing Purchase Price Amount and (b) the Earnout Amounts and Growth Consideration Amounts (collectively with the Closing Purchase Price Amount, Purchase Price Section 2.6 Closing. The closing of the sale and purchase of the Acquired Assets Closing Eastern time, on July 1, 2024, or if all of the conditions to the Closing set forth in ARTICLE VII and ARTICLE VIII (other than those conditions which, by their terms, are to be satisfied or waived at the Closing) shall not by July 1, 2024 have been satisfied or waived by the Party entitled to waive the same, then on the second Business Day following the date when all of the conditions to the Closing set forth in ARTICLE VII and ARTICLE VIII are so satisfied or waived, or at such other time, place and date that the Seller Parties and Purchaser may agree in writing. The date upon Closing Date .

8 Section 2.7 Pre-Closing Statement. (a) Not fewer than three (3) Business Days prior to the anticipated Closing Date, the Company shall deliver to Purchaser a certificate executed by an authorized officer of the Company Pre-Closing Statement es of the following: (i) Estimated Closing Cash (ii) Net Working Capital, (iii) the Net Working Capital Adjustment Amount (such estimate being the Estimated Net Working Capital Adjustment Amount (iv) the Closing Indebtedness (such Estimated Closing Indebtedness (v) the unpaid Transaction Expenses (such estim Estimated Unpaid Transaction Expenses and (vi) the Client Consent Adjustment Schedule described in (b), and the resulting estimated Closing Purchase Price Amount Estimated Closing Purchase Price Amount , together with supporting documentation for such amounts and estimates and any additional information used to prepare the calculations set forth in the Pre-Closing Statement, in each case, as may be reasonably requested by Purchaser. The Pre-Closing Statement shall be prepared in consultation with and reviewed by Purchaser and shall be reasonably acceptable to Purchaser. In the event that Purchaser objects to or disputes the Pre-Closing Statement, the Company and Purchaser shall each make a good faith effort to resolve such objection or dispute prior to the Closing. (b) Client Consent Adjustment. (i) Client Consent Adjustment Schedule the anticipated Closing Date which shall be true and correct in all respects: (A) the identity of all Consenting Clients; (B) with respect to all Consenting Clients charged a fee based on the assets under management or advisement by the Company, the assets under management or advisement of each such Consenting Client computed for such purpose as their assets as of the Base Date (or in the case of a Client that first invested with the Company after the Base Date, their assets as of the date of their initial investment with the Company) plus any new assets thereafter invested by such Consenting Client and reduced to reflect and subtract the amount of any actual or pending redemptions or withdrawals made thereafter (including subtracting any redemptions or withdrawals that are the subject of any written redemption or withdrawal notice received by the Company); and, using such amount of assets under management or advisement, the Revenue Run Rate represented by each such Consenting Client as of the Closing Date (the aggregate Revenue Run Rate of all Consent AUM Consenting Revenue Run Rate represented by the Fixed Fees payable by such Fixed Fee Clients under their Client Contracts as of the Closing Date (such aggregate Revenue Run Rate for Fixed Fee Clients, Fixed Fee Consenting Revenue Run Rate Consenting Revenue Run Rate in Section 2.7(b)(ii) Client Consent Adjustment Consenting Revenue Run Rate is intended to exclude any increase or decrease in assets under management or advisement due to market appreciation or depreciation following the Base Date (or in the case of New Clients, the date their investment with the Company was made).

9 (ii) If the Consenting Revenue Run Rate is greater than or equal to the Consenting Revenue Run Rate Threshold, the Client Consent Adjustment shall be an amount equal to $0, and (B) if the Consenting Revenue Run Rate is an amount less than Consenting Revenue Run Rate Threshold, then the Client Consent Adjustment will reduce the Base Purchase Price by an amount equal to 1.0% (absolute) for each 1.0% (absolute) shortfall below the Consenting Threshold Percentage. By way of example, if the Base Purchase Price is $25,200,000, the Consenting Revenue Run Rate Threshold is $6,535,344 (i.e., 95% of the Adjusted Base Date Revenue Run Rate) and the Consenting Revenue Run Rate is $6,191,378 (i.e., 10% below the Adjusted Base Date Revenue Run Rate), the Base Purchase Price would be reduced by 5.0% from $25,200,000 to $23,940,000 and the Client Consent Adjustment would therefore be $1,260,000. Section 2.8 Post-Closing Adjustment. (a) Delivery and Review of Closing Statement. Within sixty (60) days following the Closing Date, Purchaser shall prepare and deliver to the Company a certificate executed by an authorized Closing Statement good faith determination of (i) the Closing Cash, (ii) Net Working Capital, (iii) the Net Working Capital Adjustment Amount (iv) the Closing Indebtedness and (iv) the Closing Unpaid Transaction Expenses, and the resulting Closing Purchase Price Amount, together with supporting documentation and any additional information, consistent with the supporting documentation and additional information delivered by the Company pursuant to Section 2.7(a) to the extent related to Net Working Capital and the Net Working Capital Adjustment Amount. Following delivery of the Closing Statement, Purchaser shall provide (x) the Company with any additional supporting that the Company may reasonably request and (y) the Company and its attorneys, accountants and other agents reasonable access, during normal business hours, to the applicable books, records, and personnel of Purchaser. (b) Dispute Resolution. Within forty-five (45) days after the Company s receipt of the Closing Statement, the Company shall deliver to Purchaser a written statement either accepting the Closing Statement or specifying any objections thereto in reasonable detail (an Objections Statement the Company does not deliver an Objections Statement within such 45-day period, then the Closing Statement shall become final and binding upon all Parties. If the Company does deliver an Objections Statement within such 45-day period, then the Company and Dispute such 30-day period, any item or matter set forth in the Closing Statement that is not a Dispute shall become final and binding upon all Parties. If Purchaser and the Company are unable to resolve all objections during such 30-day period, then any remaining Disputes, and only such remaining Disputes, shall be resolved by such nationally recognized accounting firm upon which Purchaser and the Company shall mutually Accounting Firm instructed to resolve any such remaining Disputes in accordance with the terms of this Agreement within thirty (30) days after its appointment, or as soon thereafter as practicable. During the such review by the Accounting Firm, Purchaser and the Company shall each make available to the Accounting Firm such individuals and such information, books and records as may be reasonably required by the Accounting Firm in order to make its final determination. The resolution of such

10 Disputes by the Accounting Firm (i) shall be set forth in writing, (ii) shall be within the range of dispute between Purchaser and the Company, (iii) shall constitute an arbitral award, and (iv) absent Fraud or manifest error, shall be conclusive and binding upon all the Parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. Upon delivery of such resolution, absent Fraud or manifest error, the Closing Statement, as modified in accordance with such resolution, shall become final and binding upon all Parties. In resolving any Dispute, the Accounting Firm shall act as an expert and not is limited to resolving disputed issues of fact (and not law) in accordance with this Agreement and shall not make any independent assessment. The Closing Statement shall be deemed to reflect the resolution of any objections thereto pursuant to this Section 2.8(b) and the final Closing Statement shall refer to such revised statement. (c) Fees and Expenses of Accounting Firm. The fees, costs and expenses of the Accounting Firm shall be allocated between Purchaser, on the one hand, and the Company, on the other hand, based upon the percentage which the portion of the Disputes not awarded to each Party bears to the aggregate amount of the Disputes submitted to the Accounting Firm. (d) Final Adjustment Amount. If the Closing Purchase Price Amount as determined following submission of any Disputes to the Accounting Firm, as contemplated by Section 2.8(b), is greater than the Estimated Closing Purchase Price Amount, then Purchaser shall promptly (but in any event within five (5) Business Days following the final determination of the Closing Purchase Price Amount) deliver to the Company, the amount by which the Closing Purchase Price Amount is greater than the Estimated Closing Purchase Price Amount by wire transfer of immediately available funds to an account or accounts designated by the Company in writing. If the Closing Purchase Price Amount is less than the Estimated Closing Purchase Price Amount, then Purchaser shall retain from the Working Capital Holdback the amount of such deficiency and shall disburse the remainder of the Working Capital Holdback, if any, to the Company in an amount equal to such remainder, within five (5) Business Days following the determination of the Closing Purchase Price Amount, by wire transfer of immediately available funds to an account or accounts designated by the Company in writing (it being understood that if the amount of such deficiency exceeds the balance of the Working Capital Holdback, Purchaser shall be entitled to offset any such amounts any against any future amounts owed by Purchaser to the Seller Parties under this Agreement). Section 2.9 Deliveries at Closing. At the Closing, (a) Purchaser shall deliver to the Seller Parties: (i) an Assignment and Assumption Agreement in the form attached hereto as Exhibit A Assignment and Assumption Agreement , duly executed by Purchaser; (ii) an Intellectual Property Assignment Agreement in the form attached hereto as Exhibit B IP Assignment Agreement (iii) an assignment of the Office Lease in the form attached hereto as Exhibit C (the Office Lease Assignment

11 (iv) a certificate of an authorized officer of Purchaser certifying: (A) the Organizational Documents of Purchaser; (B) that attached thereto are true and complete copies of any resolutions adopted by the applicable governing body of Purchaser authorizing the execution, delivery and performance of this Agreement and the Transactions, and that such resolutions, if any, are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; and (C) identifying the name, title, and bearing the signatures of the officers of Purchaser (as applicable) authorized to execute this Agreement, the Ancillary Agreements to which Purchaser is a party and any other documents to be executed and delivered by Purchaser under this Agreement; (v) the Purchaser's Certificate; and (vi) such other instruments of sale, transfer, conveyance and assignment as the Seller Parties and its counsel may reasonably request. (b) The Seller Parties shall deliver to Purchaser: (i) A valid IRS Form W-9 from each of the Seller Members; (ii) a certificate of an authorized officer of the Company certifying: (A) the Organizational Documents of the Company; (B) that attached thereto are true and complete copies of any resolutions adopted by the applicable governing body of the Company authorizing the execution, delivery and performance of this Agreement and the Transactions, and that such resolutions, if any, are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; and (C) identifying the name, title, and bearing the signatures of the officers of the Company (as applicable) authorized to execute this Agreement, the Ancillary Agreements to which the Company is a party and any other documents to be executed and delivered by the Company under this Agreement; (iii) the Assignment and Assumption Agreement, duly executed by the Company; (iv) the IP Assignment Agreement, duly executed by the Company; (v) a Bill of Sale in the form attached hereto as Exhibit D, duly executed by the Company; (vi) the Office Lease Assignment, duly executed by the Company and consented to by the Landlord; (vii) the Company's Certificate; (viii) an updated de-anonymized Schedule 6.11 setting forth the full and

12 (ix) such other instruments of sale, transfer, conveyance and assignment as Purchaser and its counsel may reasonably request. (c) At Closing, Purchaser will pay to the Company by wire transfer of immediately available funds in accordance with the written instructions furnished by the Company to Purchaser at least two (2) Business Days prior to the Closing Date an aggregate amount equal to (i) the Estimated Closing Purchase Price Amount (less the amount of the Working Capital Holdback), (ii) the amount of the Estimated Closing Indebtedness, in each case in accordance with the terms and conditions of payoff letters, reasonably acceptable to Purchaser; and (ii) the Estimated Unpaid Transaction Expenses of the Company pursuant to payment instructions received from the Company. Section 2.10 Tax Treatment/Purchase Price Allocation. The Parties shall treat the transactions governed by this Agreement in a manner consistent with situation two of IRS Revenue Ruling 99-6. Within sixty (60) days following the final determination of the final Closing Purchase Price Amount pursuant to Section 2.8, Purchaser shall prepare and deliver to the Company a statement allocating the consideration paid for the Acquired Assets (including any Assumed Liabilities to the extent properly taken into account under the Code) among the Acquired Assets of the Company in accordance with Section 1060 of the Code and the Treasury Regulations thereunder, and in accordance with the principles set forth on Schedule 2.10 (such principles, the Allocation Principles Draft Allocation Statement Purchaser and the Company shall use reasonable efforts to agree upon the Draft Allocation Statement within thirty (30) days following delivery by Purchaser and shall negotiate in good faith and attempt to resolve any disagreement with respect to the Draft Allocation Statement. If Purchaser and the Company are unable to resolve any such disagreement within such thirty (30) day period, such disagreement shall be resolved by the Accounting Firm; provided, however, that any such resolution shall be consistent with the Allocation Principles. The allocation, as set forth in the Draft Allocation Statement, as adjusted pursuant to any agreement between the Company and Purchaser or as Allocation Statement shall be final and binding on all Parties. The fees and expenses of such Accounting Firm shall be borne 50% by Purchaser and 50% by the Company. Each Party shall file all Tax Returns in a manner that is consistent with the Allocation Principles, this Section 2.10 and the Allocation Statement. Any Earnout Amounts, Growth Consideration Amounts or any amounts described in Section 2.13 are paid to the Seller Parties shall be treated as an adjustment to the Purchase Price; provided, however, that for the avoidance of doubt, any payments made pursuant to the Retention Pool shall be treated as compensation to the Retention Pool Participants and shall not be treated as part of the Purchase Price or as an adjustment to the Purchase Price. If the Purchase Price is adjusted pursuant to this Agreement, the Allocation Statement shall be adjusted as appropriate, and the Parties shall cooperate in making any such adjustments. Section 2.11 Tax Withholding. Purchaser or its designees (as applicable), shall be entitled to deduct and withhold from any payment made pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any applicable provision of state or local Law related to Taxes. If Purchaser is required to withhold taxes pursuant to applicable Law, then the Parties shall consult as to how to mitigate such Tax liability. To the extent that amounts are so withheld by Purchaser or its designees (as applicable), such withheld amounts shall be treated for all purposes of this

13 Agreement as having been paid to the Person otherwise entitled to receive such payments pursuant to this Agreement. Section 2.12 Sharing of Certain Fees. With respect to Acquired Assets, if the Closing does not occur on the first day of a calendar quarter (and to the extent not otherwise taken into account in the Net Working Capital calculation), any Management Fees, Fixed Fees, advisory fees or other fees or similar amounts earned by the Company with respect to such calendar quarter (whether paid in advance or arrears) shall be prorated between the Company, on one hand, and Purchaser, on the other hand, based on the number of days during such calendar quarter that occurred prior to the Closing Date and the number of days that occurred following the Closing Date. To the extent that the Company or Purchaser receives any such amounts that belong to the other Party, it will promptly pay such amount to the other Party. Section 2.13 Earnout and Growth Consideration. (a) Determination of Earnout and Growth Consideration Amounts. (i) Not later than sixty (60) days following each applicable Earnout Period, Purchaser shall prepare and deliver to the Company a statement (each such Contingent Consideration Payment Statement reasonable (i) the Earnout Amount for the applicable Earnout Period and (ii) with respect to the Contingent Consideration Payment Statement for the final Earnout Period Final Contingent Consideration Payment Statement Following delivery of the Contingent Consideration Payment Statement, Purchaser shall provide (i) the Company with any additional supporting documentation for the Contingent Consideration that the Company may reasonably request and (ii) the Company and its attorneys, accountants and other agents reasonable access, during normal business hours, to the applicable books, records and personnel of Purchaser. (ii) Within thirty (30) days after the receipt of each Contingent Consideration Payment Statement, the Company shall deliver to Purchaser a written statement either accepting the Contingent Consideration Payment Statement or specifying any objections thereto in reasonable detail. If the Company does not deliver any written objection within such thirty (30)-day period, then the Contingent Consideration Payment Statement shall become final and binding upon all Parties. If the Company delivers any written objections, such objections shall be resolved in accordance with Section 2.8(b) and Section 2.8(c), updated mutatis mutandis. (b) Payment of Earnout Amounts and Growth Consideration Amounts. Within ten (10) Business Days following each Contingent Consideration Payment Statement becoming final and binding, Purchaser shall pay the applicable Earnout Amount, if any, and with respect to the Final Contingent Consideration Payment Statement becoming final and binding, the Growth Consideration Amount, if any. For the avoidance of doubt, payment of the any Earnout Amounts and/or the Growth Consideration Amounts to any Seller Member shall not be contingent upon such , and shall continue in full force and effect.

14 The Earnout Amounts and/or the Growth Consideration Amounts may be satisfied in cash or with ; provided, that, as determined by the Seller Parties in their sole discretion (i) a Seller Party may assign the right to receive any or all of the Earnout Amounts and/or the Growth Consideration Amounts to a trust or similar vehicle for estate planning purposes Members that agrees to be bound by the terms of this Agreement; provided that any such assignment shall not relieve such Seller Party from any of its obligations under this Agreement, and (ii) Purchaser shall pay up to 33.5% of the Growth Consideration Amount in cash. If any portion of the Earnout Amount is paid with equity, (A) it shall be paid with fully vested Class B Units in AlTi Global Capital, LLC, such units shall be duly authorized, validly issued, fully paid and non-assessable, and the Company (or its permitted assignees) shall execute the Organizational Documents of AlTi Global Capital, LLC and such other documents reasonably requested by Purchaser agreeing to become Class B Members thereof, and (B) for purposes of determining the number of such Class B Units to be issued, the price per Class B Unit shall be pegged to the average of the last sales prices for the Class A Common Stock of AlTi Global, Inc. for the five (5) trading days ending five (5) Business Days prior to the end of the applicable Earnout Period. If any portion of the Growth Consideration Amount is paid with equity, (A) it shall be paid with shares of Class A Common Stock of AlTi Global, Inc., such shares shall be duly authorized, validly issued, fully paid and non-assessable and Purchaser shall take such actions (including delivery of certificates not bearing any restrictive legends once such certificates are no longer required to bear such legends) to cause such shares to be freely transferable not later than 180 days after the date of issuance, and (B) for purposes of determining the number of such Class A Common Stock to be issued, the price per Class A Common Stock shall be the average of the last sales prices for the Class A Common Stock of AlTi Global, Inc. for the five (5) trading days ending five (5) Business Days prior to the end of the final Earnout Period. (c) Growth Consideration Retention Pool. Notwithstanding anything to the contrary contained herein, up to 40% of any Growth Retention Pool shall be paid by Purchaser to employees of Purchaser that are currently employed (and have not been given notice of termination and have not provided notice of resignation) at the time the Growth Consideration Amount is paid, as designated by the Seller Members in their discretion Retention Pool Participants provided that, in the event that any amounts from the Retention Pool are to be paid in Class A Common Stock of AlTi Global, Inc., for administrative convenience, Purchaser shall cause AlTi Global, Inc. to issue such Class A Common Stock directly to the relevant Retention Pool Participants on behalf of Purchaser. The allocations of amounts from the Retention Pool shall be determined by the Seller Members in their discretion (following reasonable consultation with Purchaser); provided, however, that notwithstanding anything to the contrary contained herein, the payment of any amounts hereunder to a Retention Pool Participant shall only be made following December 31, 2027 out of any Growth Consideration Amount and shall be fully vested upon issuance; and provided, further, that the Retention Pool shall terminate once all of the Growth Consideration Amount has been paid. Any portion of the Retention Pool that is not paid out shall be reallocated to the Seller Members (and, if applicable, other employees of Purchaser) or the estates of any of the foregoing, and paid in such manner, as determined by the Seller Members in their discretion (following reasonable consultation with Purchaser). Notwithstanding anything to the contrary, the Retention Pool shall be established in a manner that is compliant with Section 409A of the Code.

15 (d) Operation of Business and other Covenants. Until the end of the Earnout Period, Purchaser shall have sole discretion with regard to all matters related to the operation of the Business and Purchaser shall have no obligation to operate the Business for the sole purpose of seeking to achieve any Earnout Amounts or Growth Consideration Amount or to maximize the amount of any Earnout Amounts or Growth Consideration Amount. Notwithstanding the foregoing, Purchaser agrees to (A) act reasonably and in good faith in the operation of the Business in the ordinary course following the Closing, (B) not intentionally divert clients or customers of the Business, (C) refrain from taking any action intended to cause clients or customers of the Business to terminate their relationships (e.g. material increases in fees, or termination of services), and (D) refrain from taking any action, the principal purpose of which is to reduce, circumvent, minimize, avoid, or eliminate any portion of the Earnout Amount or the Growth Consideration Amount. In addition, in the event that prior to the end of the Earnout Period, there is a Change of Control of Purchaser, or Purchaser or its Affiliates sell or otherwise dispose of all or substantially all of the Business, Purchaser shall ensure that the purchaser or transferee assumes or otherwise continues to be obligated to perform all of the obligations hereunder with respect to the Earnout Amounts and Growth Consideration Amount. (e) Acceleration of the Payment of the Earnout Amounts and the Growth Consideration Amount. (i) In the event the employment of a Key Person is terminated by Purchaser without "Cause", or terminated by such Key Person with "Good Reason" (as such terms are defined in the Employment Agreement of such Key Persons), such Key Person may in his or her sole discretion accelerate solely such Key payment of all of the then remaining Earnout Amounts (calculated based on the LTM Earnout Revenue for the full calendar year immediately preceding the acceleration date) and the Growth Consideration Amount (calculated based on comparing the Base Date Revenue Run Rate to the Revenue Run Rate as of the acceleration date), and upon such acceleration Purchaser shall pay the applicable Earnout Amounts and Growth Consideration Amount, in each case, within fifteen (15) Business Days of receiving notice from such Key Person of the acceleration of such Earnout Amounts and the Growth Consideration Amount, which notice must be sent by such Key Person to Purchaser within sixty (60) days of the termination of such Key Person in order to be effective. (ii) In the event the employment of two (2) or more Key Persons is terminated by Purchaser without "Cause", or terminated by such Key Persons with "Good Reason" (as such terms are defined in the Employment Agreement of such Key Persons), the Seller Members may in their sole discretion accelerate the payment of all of the then remaining Earnout Amounts (calculated based on the LTM Earnout Revenue for the full calendar year immediately preceding the acceleration date) and the Growth Consideration Amount (calculated based on comparing the Base Date Revenue Run Rate to the Revenue Run Rate as of the acceleration date), and upon such acceleration Purchaser shall pay the applicable Earnout Amounts and Growth Consideration Amount, in each case, within fifteen (15) Business Days of receiving notice from the Seller Members of the acceleration of such Earnout Amounts and the Growth Consideration Amount, which notice

16 must be sent by the Seller Members to Purchaser within thirty (30) days of the termination of the second of such Key Persons in order to be effective. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth in the Disclosure Schedule (it being agreed that any matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed for purposes of each other section or subsection of this Agreement to the extent the applicability of such matter to such other section or subsection so referenced is reasonably apparent on the face of such included matter), the Company hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows: Section 3.1 Organization, Etc. The Company is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed or organized. The Company has the requisite limited liability company power and authority to carry on its business and to own, lease and operate all of its properties and assets, as currently conducted, owned, leased or operated. Schedule 3.1 sets forth a true and complete list of each jurisdiction in which the Company is qualified to do business, and such jurisdictions represent all jurisdictions in which the nature of owned, leased or operated by it makes such qualification necessary, except for such failures to be so qualified that have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided to Purchaser true and correct copies of all of the Organizational Documents of the Company as currently in effect and no amendments thereto are pending, and a list of each such Organizational Document is set forth in Schedule 3.1. Each Organizational Document of the Company is in full force and effect and there is no material violation thereof. The books and other corporate records of the Company are complete and accurate in all material respects. Section 3.2 Capital Structure. Schedule 3.2 sets forth a true and correct list of the outstanding equity interests in the Company, including any securities convertible or exchangeable Company Interests each record owner of any Company Interest, together with the amount and/or percentage of the Company owned by each such Person. There are no other equity interests, including any securities convertible or exchangeable into equity interests, in the Company other than the Company Interests. All of the Company Interests have been duly authorized and validly issued, are fully paid and non-assessable, have been offered, sold and delivered by the Company in compliance in all material respects with applicable securities and other applicable Laws and Contracts. Except as set forth on Schedule 3.2, there are no outstanding securities, options, warrants, puts, calls, conversion rights, preemptive rights, rights of first refusal, rights of first offer, redemption r - - commitments, agreements, arrangements or undertakings or any other rights that are linked in any way to the price or value of all or any portion of the Company or of any class of securities thereof Equity Rights As of the Closing, all Equity Rights shall have been terminated and shall be of no further force or effect. Except as set forth in the Organizational Documents of the Company, there are no voting trusts, member agreements, proxies or other agreements or understandings in

17 effect with respect to the voting or transfer of any Company Interests. The Company does not have any subsidiaries and does not own any equity interest or securities in any other Person. Section 3.3 Authority; Validity of Agreements. (a) The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is specified to be a party has been duly authorized by all necessary limited liability company or other similar action on the part of the Company. This Agreement and each Ancillary Agreement executed and delivered by the Company has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser and each other party thereto) this Agreement and each Ancillary Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by the bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of n a Enforceability Exception (b) (i) No Order has been made, petition presented or resolution passed for the winding up of the Company, (ii) no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the Company class of creditors has been made or proposed, (iv) the Company is not insolvent, or unable to pay its debts within the meaning of the insolvency legislation applicable to the Company, and the Company has not stopped paying its debts as they fall due, (v) no execution or other process has been levied against the Company or action taken to repossess goods in the possession the Company, and (vi) no unsatisfied judgment is outstanding against the Company. Section 3.4 Consents. (a) Except as set forth on Schedule 3.4(a), the Company is not required to obtain any Consent from any Governmental Authority or any other Person in connection with the consummation of the Transactions, the execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is specified as a party, or the performance by the Company of this Agreement and each Ancillary Agreement to which it is specified as a party, except for any such Consent the failure of which to obtain would not be material to the Business, or have a Company Material Adverse Effect. (b) Consent obtained in the manner contemplated by Section 6.5 constitutes all of the Client Consents necessary for the consenting Clients listed on the Client Consent Adjustment Schedule, and complies in all material respects with, applicable Law, the applicable Client Contracts and all other Organizational Documents and other Contracts of the applicable Company Account to permit the deemed assignment to Purchaser of each of the Client Contracts resulting from the consummation of the Transactions.

18 Section 3.5 No Conflicts. Except as set forth on Schedule 3.5, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company, and the consummation by the Company of the Transactions, do not and will not conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, consent, payment, acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance or loss of any rights of the Company pursuant to any of the terms, conditions or provisions of or under (a) any Law applicable to the Company, or Permit held by the Company, (b) the Organizational Documents of the Company, (c) any Material Contract, or (d) result in the creation or imposition of any material Encumbrance (other than any Permitted Encumbrance) with or without notice or lapse of time or both, on any property or assets of the Company, with such exceptions, in the case of clause (a), clause (c) and clause (d), as would not be, individually or in the aggregate, material to the Business, or have a Company Material Adverse Effect. Section 3.6 Financial Statements. (a) Schedule 3.6(a)(i) sets forth true and complete copies of the Financial Statements. The Financial Statements fairly present in all material respects the financial position and results of operations and cash flows of the Company as of and for the periods set forth therein and have been prepared and presented in accordance with GAAP consistently applied during the periods involved (except as noted therein, the absence of footnotes, and recurring year-end audit adjustments normal in nature and amount). (b) Schedule 3.6(b) lists all Indebtedness outstanding of the Company, including a list of all Encumbrances (other than Permitted Encumbrances) incurred in connection therewith which are required to be disclosed or reflected in a balance sheet prepared in accordance with GAAP. As of the Closing Date, there shall be no outstanding Indebtedness of the Company. (c) The Company maintains internal controls over financial reporting that are designed to provide reasonable assurance that financial reporting and preparation of financial statements practices are sufficient to produce financial statements that fairly present in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) the financial position, results of operations, cash flows comprehensive income and changes in able Law. (d) financing of a type which would be required to be shown or reflected in the Financial Statements. (e) Schedule 3.6(e) sets forth a list of (i) each bank, brokerage firm or other financial institution with which the Company has an account or safe deposit box; (ii) each account number or safe deposit box number at such bank; and (iii) the name of each Person authorized to draw on such account or access such safe deposit box. Section 3.7 Absence of Undisclosed Liabilities. The Company is not subject to any claims, liabilities or obligations of any nature (whether asserted, unasserted, known, unknown, absolute, accrued, unmatured, contingent or otherwise) which are required to be disclosed or

19 reflected in a balance sheet prepared in accordance with GAAP, except (a) as disclosed or reserved against in the Most Recent Balance Sheet or footnotes thereto, (b) for claims, liabilities and obligations that were incurred after the Most Recent Balance Sheet Date in the ordinary course of business, (c) contractual claims, liabilities and obligations not involving breaches of payment or other financial obligations and not required to be reflected as a liability under GAAP, (d) as disclosed in the Disclosure Schedule, and (e) claims, liabilities and obligations that are not individually or in the aggregate material to the Business. Section 3.8 Absence of Certain Changes. Since September 30, 2023, except as set forth on Schedule 3.8, (a) the Company has conducted its business in the ordinary course consistent with past practices of the Company, (b) there has not occurred any change, effect, event, occurrence, development that has, or would reasonably be expected to have, a Company Material Adverse Effect and (c) the Company has not: (a) purchased or redeemed or otherwise acquired any Company Interests or other equity interests or equity securities of the Company or made any non-cash distributions in respect of any equity interests or other equity securities of the Company; (b) issued, delivered or sold any equity interests or other equity securities of the Company, including by granting any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity interests or other equity securities of the Company; (c) split, combined or reclassified any equity interests or other equity securities of the Company; (d) acquired any business, Person or division thereof, by merger or consolidation, purchase of substantial assets or equity interests or otherwise; (e) entered into any limited liability company agreement, operating agreement, -marketing, co- promotion, joint development or similar arrangement; (f) sold, transferred, assigned, conveyed, leased, licensed, mortgaged, pledged or otherwise subjected to any Encumbrance (other than a Permitted Encumbrance) any of the material properties or assets, tangible or intangible, of the Company; (g) acquired, sold, leased, licensed, transferred, pledged, encumbered, granted with past practice, or knowingly done any act or knowingly omitted to do any act whereby any material Intellectual Property of the Company may become invalidated, abandoned, unmaintained, unenforceable or dedicated to the public domain; (h) paid, discharged, settled or satisfied any claims, liabilities or obligations in excess of $25,000 individually or $100,000 in the aggregate, except in the ordinary course of business consistent with past practice;

20 (i) incurred, assumed or guaranteed (including by way of any agreement to ilar arrangement) any Indebtedness or materially amended the terms relating to any Indebtedness; (j) made or effected any loan or advance or other extension of credit to, or an equity investment in, any other Person; (k) made or incurred any capital expenditure requiring payments in any fiscal year in excess of $25,000 individually or $100,000 in the aggregate; (l) (A) terminated the employment, services, or engagement of, or as applicable demoted or transferred any member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor, (B) with respect to any current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor, made or agreed to make any material increase in wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to such Person, other than new year increases in base compensation consistent with past practices, (C) granted or agreed to grant any severance or termination pay or entered into any Contract to make or grant any severance or termination pay or pay any bonus (whether monetary or otherwise), (D) adopted, entered into, modified or terminated any employment, severance, retention, change in control or other agreement with any current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor, (E) other than in the ordinary course of business consistent with past practice, granted or agreed to grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan or accelerated the time of vesting or payment under any such plan, arrangement or Employee Plan, (F) established, adopted, entered into, amended, terminated, or withdrew from any Employee Plan, or (G) hired, promoted engaged or otherwise contracted with any individual as a member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor; (m) waived, released or declined to enforce any non-competition, non- solicitation, non-disclosure, non-interference, non-disparagement, or other restrictive covenant obligation of any current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor providing services to the Business or the Company; (n) changed any accounting principle, method or practice (including any principles, methods or practices relating to the estimation of reserves or other liabilities), other than changes required by GAAP to be implemented during such period; (o) made, changed or revoked any Tax election or settled and/or compromised any Tax liability; changed any method of Tax accounting; prepared any income or other Tax Returns in a manner that is inconsistent with its past practice with respect to the treatment of items on such Tax Returns, except as otherwise required by Law; filed an amended Tax Return or a claim for refund of Taxes with respect to its income, operations or property; or consented to any extension or waiver of the statute of limitations period;

21 (p) conducted its billing and cash management customs and practices (including the collection of receivables and payment of payables) other than in the ordinary course of business consistent with past practice; (q) amended the Organizational Documents of the Company; (r) entered into (other than in the ordinary course of business consistent with past practice), materially amended or terminated any Material Contract not set forth in the Disclosure Schedule; (s) entered into any Contract that limits or otherwise restricts in any material respect the right of the Company or any of its Affiliates or any successor thereto or that would reasonably be expected, after the Closing, to limit or restrict in any material respect the right of the Company to compete in any line of business, in any location or with any Person; (t) entered into or amended (for the avoidance of doubt, excluding any termination or partial terminations by a Client of any Client Contract) any side letter or other Contract with a Client in a manner that results in a material waiver or reduction in the existing economic terms or other substantive terms applicable to such Client; (u) settled or compromised any pending or threatened legal Proceeding or filed any motions, orders, briefs or settlement agreements in any Proceeding; (v) entered into a new line of business or abandoned or discontinued any existing line of business; (w) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of Law; or (x) entered into any Contract or letter of intent with respect to (whether or not binding), or otherwise committed or agreed to, whether or not in writing, do any of the foregoing. Section 3.9 Assets. The Company owns and has good and valid title to, or in the case of leased property has (and immediately after giving effect to the Transactions, the Company will have) good and valid leasehold interests in, all of the properties and assets (real, personal or mixed, tangible or intangible) necessary for the conduct of, or otherwise material to, the Business as presently conducted, in each case free and clear of any Encumbrance (other than Permitted Encumbrances). The tangible properties and assets of the Company are in good operating condition and repair (normal wear and tear excepted), are adequate for the uses to which they are being put, and are sufficient for the continued conduct of the Business immediately following the Closing in substantially the same manner as conducted prior to the Closing. Section 3.10 Real Property. The Company does not own nor has it ever owned any real property or any interest therein (excluding any leasehold interest in real property). Schedule 3.10 identi Leases to which the Company is a party. The Company has made available or delivered to Purchaser true and correct copies of all Leases (including all modifications, amendments and supplements thereto and waivers thereunder) and accurate and complete descriptions of all material terms of all oral

22 Leases. Each of the Leases is a valid and binding agreement of the parties thereto and is in full force and effect. Neither the Company, nor to the Knowledge of the Company any other party to any of the Leases, is in violation of any provision of any Lease. The Company has not received from any party to the Leases or given to any party of the Leases any written or oral communication claiming that the recipient of such written or oral communication is in breach of its obligations under the Leases. The Company is in sole possession of the premises demised under the Leases and has not assigned, transferred, sublet, mortgaged or otherwise conveyed or encumbered all or any portion of its respective interest in any of the Leases or the premises demised under any of the Leases. Section 3.11 Material Contracts. (a) Schedule 3.11(a) contains a true and correct list of all Material Contracts in existence on the date hereof to which the Company is a party, excluding Non-Scheduled Contracts. The Company has made available or delivered to Purchaser true and correct copies of all written Material Contracts (including all modifications, amendments and supplements thereto and waivers thereunder) and accurate and complete descriptions of all material terms of all oral Material Contracts (to the extent applicable), excluding Non-Scheduled Contracts. (b) Each Material Contract is valid and binding on the Company and in full force and effect against the Company and, to Knowledge of the Company, each other party thereto, and is enforceable against the Company and to the Knowledge of the Company, each other party thereto in accordance with its terms except as may be limited by the Enforceability Exception. There are no existing material defaults (or, to the Knowledge of the Company, circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both would become material defaults) of the Company or, to the Knowledge of the Company, any other party thereto, under any Material Contract. Each Material Contract has, since January 1, 2021, been performed by the Company in accordance with its terms and applicable Law in all material respects. The any Material Contract. Section 3.12 Legal Proceedings. Schedule 3.12 contains a list of all past, pending and, to the Knowledge of the Company threatened Proceedings, or material Client complaints against partner, shareholder, manager, director, officer, employee or consultant thereof, in each case which have been brought or made since January 1, 2021. To the Knowledge of the Company, there are no circumstances reasonably likely to lead to any Proceeding, inquiries or material Client complaint involving the Company. None of the Proceedings or material Client complaints against or concerning the Company set forth on Schedule 3.12 could reasonably be expected to adversely affect the Business in any material respect. There is no Proceeding involving the Company pending or, to the Knowledge of the Company threatened, that calls into question the validity, or

23 seeks to hinder or prohibit the enforceability or performance, of this Agreement or the Transactions. Section 3.13 Related Party Transactions. (a) There does not exist any Contract between the Company, on the one hand, and any Related Party on the other hand, under which the Company has any remaining material rights or obligations other than this Agreement, the Ancillary Agreements and the agreements listed on Schedule 3.13. Except as set forth on Schedule 3.13, no Related Party owns any interest in any property (real, personal, intellectual or mixed and whether tangible or intangible) or asset used by the Company in or held for use by the Company in connection with or pertaining to the Business. After the Closing, no Related Party will have any material interest in any property (real or personal, tangible or intangible) or Contract of the Company or any Client. Section 3.14 Compliance with Law; Government Regulation. (a) Except as otherwise set forth in Schedule 3.14(a), since January 1, 2021, the Company has complied and is in compliance in all material respects with all applicable Laws. Since January 1, 2021, the Company has not received any oral or written notice asserting any violation by the Company of any applicable Law. (b) The Company holds, and is in compliance in all material respects with the Permits that are required in order to permit the Company to own or lease its properties and assets and to conduct the Business as presently conducted under and pursuant to all applicable Laws, except where the failure to be in compliance would not be material to the Company. All such Permits held by the Company are listed in Schedule 3.14(b) and are in full force and effect. The consummation of the Transactions will not cause the imposition of any terms and conditions on, the revocation modification or cancellation of, or violation under, any such Permit. To the extent required to be registered or licensed by any Governmental Authority, the Company and each member, partner, shareholder, manager, director, officer, employee or consultant of the Company (i) is duly registered or licensed as a registered representative, investment adviser representative, salesperson or an equivalent Person and such registration and/or license is in full force and effect and (ii) has obtained all material legal, regulatory and professional licenses, registrations and Permits necessary under applicable Law to perform its duties and obligations to the Company, except where the failure to be in compliance would not be material to the Company. Each action required for renewal or extension of each Permit has been taken. (c) The Compan Act and has been registered at all times required by the Advisers Act. The Company has made available to Purchaser prior to the date of this Agreement a true and correct copy of the Form ADV (Part 1, Part 2 and Part 3) of the Company in effect on the date of this Agreement. As of the date of each filing, amendment or delivery to Clients, each part of each such Form ADV was materially accurate and correct and complied in all material respects with the Advisers Act. The Company is and at all times as required by applicable Law (other than the Advisers Act) has been registered, licensed or qualified as an investment advisor in each jurisdiction where the conduct of its business required such registration, license or qualification, except where the failure would not be material to the Company. Schedule 3.14(c) contains a true and correct list of such current registrations,

24 licenses and qualifications. Except as otherwise set forth on Schedule 3.14(c), the Company is not registered, licensed or qualified, or required to be registered, licensed or qualified, as an investment adviser under the Advisers Act or the laws of any state or other jurisdiction. (d) Since January 1, 2021, all registrations (including Form ADV and such notice filings as may be required by the laws of any state), reports, prospectuses, financial statements, sales literature, statements, notices and other filings required to be filed with any Governmental Authority, including all amendments or supplements to any of the above required to be filed by the Company (such registrations, reports, prospectuses, financial statements, sales literature, statements, notices and filings and any amendments and supplements thereto, collectively, the Filings Such Filings did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Prior to the date hereof, the Seller Parties have delivered to Purchaser true and complete copies of all (i) audit or inspection reports received by the Company from any Governmental Authority and all written responses thereto made by the Company since January 1, 2021, (ii) material correspondence relating to any examination or investigation provided to the Company by any Governmental Authority since January 1, 2021, and (iii) without limitation of the foregoing clause (ii), all deficiency letters (other than immaterial communications from a Governmental Authority other than the SEC) that the Company has received from any Governmental Authority since January 1, 2021. All remedial actions believed by the Company to be necessary to cure in all material respects the deficiencies or violations set forth in such deficiency letters have been taken by the Company. (e) Since January 1, 2021, no Governmental Authority has initiated or, to the Knowledge of the Company threatened, to initiate any Proceeding with respect to the Business and the Company has not received any notice that remains outstanding or unresolved (i) of any violation or exception by any Governmental Authority in any report or statement by any Governmental Authority relating to any examination of the Company, (ii) threatening to revoke or condition the continuation of any Permit or (iii) restricting or disqualifying their activities. (f) Except as otherwise set forth in Schedule 3.14(f), the Company is not and has not been since January 1, 2021 (i) a bank, thrift, bank holding company, trust company, broker- dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker or transfer agent within the meaning of any applicable Law, (ii) required to be registered, licensed or qualified as a bank, thrift, bank holding company, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker or transfer agent under any applicable Law, or (iii) subject to any liability or disability by reason of any failure to be so registered, licensed or qualified. The Company has not received any notice of any Proceeding, or aware of any basis for any pending Proceeding, concerning any failure to obtain any bank, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker or transfer agent registration, license or qualification.

25 (g) (as defined in Form ADV instructions) of the Company has: (i) been subject to an order of the SEC issued under Section 203(f) of the Advisers Act; (ii) been convicted within the previous ten (10) years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A) through (D) of the Advisers Act; (iii) been found by the SEC to have engaged, or has not been convicted of engaging, in any of the conduct specified in paragraph (1), (5) or (6) of Section 203(e) of the Advisers Act; or (iv) been subject to any order, judgment or decree described in Section 203(e)(4) of the Advisers Act. Neither the Company nor within the meaning of Section 202(a)(17) of the Advisers Act) of the Company is ineligible pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser, nor is there any Proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Authority which would result in the ineligibility of the Company . (h) Neither the Company nor, to the Knowledge of the Company, any employee, officer, consultant, director, manager, partner or member of any of them, is, or at any time since January 1, 2021, was (i) subject to any cease and desist, censure or other disciplinary or similar order issued by, (ii) a party to any settlement agreement, consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, or (iv) any supervisory letter or correspondence regarding any deficiency, enforcement or similar matter from, in each case, any Governmental Authority, and, to the Knowledge of the Company, none of them is threatened with the imposition or receipt of any of the foregoing. (i) - regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to (i) the Company, (ii) any member, partner, shareholder, manager, director, officer, or employee of the Company (in connection with the Business), or, to the Knowledge of the Company, (iii) any Client in connection with any Client Contract. (j) To the extent required by applicable Law, Company has, since January 1, , adopted and implemented one or more formal codes of ethics complying with the requirements of Rule 204A-1 promulgated under the Advisers Act, insider trading policies, personal trading policies, a compliance manual and program complying with the requirements of Rule 206(4)-7 promulgated under the Advisers Act and other policies required by applicable Law, of which a true and correct copy of each has been made available to Purchaser. Such codes of ethics and policies comply with applicable Law in all material respects. Except as set forth in Schedule 3.14(j), there have been no violations since January 1, of the code of ethics, insider trading policies, personal trading policies, compliance manual and other policies required by applicable Law of Company. (k) Since January 1, 2021, to the extent required by applicable Law, the - money laundering programs and reporting procedures and has complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering to the extent required by applicable Laws. The Company has not been subject to any enforcement

26 or supervisory action by any Governmental Authority because such procedures were considered to be inadequate by such regulator. (l) Neither the Company, n of the members, partners, shareholders, managers, directors, officers, employees or consultants or other Persons acting on behalf of the Company has directly or indirectly, taken any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, any other similar anti-bribery or anti-corruption Law, or any rule or regulation promulgated under any of the foregoing, or Rule 206(4)-5 promulgated under the Advisers Act including by offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, state or local government official, or political party or official of a political party. (m) Neither the Company, n of the members, partners, shareholders, managers, directors, officers, employees or consultants or other Persons acting on behalf of the Company: (i) has been indicted for, convicted of, or plead nolo contendere to any felony or any crime involving fraud, misrepresentation or insider trading, (ii) is subject to any outstanding Order barring, suspending or otherwise materially limiting the right of such Person to engage in any activity conducted as part of the Business as currently conducted, (iii) to the Knowledge of the Company, is the subject of any on-going investigation by any conducted as part of the Business, or (iv) has been denied any Permit materially affecting such . (n) There is not now, and there has not been since January 1, 2021, any employment by the Company of, or any beneficial ownership in the Company by, any governmental or political official in any country in the world. Neither the Company, nor to the Knowledge of the Company any member, partner, shareholder, manager, director, officer, employee or consultant or any Affiliate of the Company, has within the past three (3) years (i) made, offered to make or promised to make any payments of money or other thing of value to any governmental or political official or any entities in which any governmental or political official in any country in the world has or had a direct or indirect interest, (ii) been party to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets or (iii) been party to the making of any false or fictitious entries in the books or records of the Company. (o) To the extent required by applicable Law, the Company has adopted, implemented and maintains policies and procedures regarding data security, privacy, data transfer, cybersecurity and the use of data that are reasonably designed to ensure that such Person has complied with and is in compliance in all material respects with all applicable Laws relating to data security, privacy, data transfer, cybersecurity and the use of data. The Company is in material compliance with all such policies and all other applicable Laws pertaining to data security, privacy, data transfer and the use of data. There have been no (i) claims for or losses or thefts of data or security breaches relating to data used in the Business; (ii) claims for or violations of any security policy regarding any such data; (iii) claims for or unauthorized access or unauthorized use of any such data; or (iv) claims for or unintended or improper disclosure of any personally identifiable

27 information in the possession, custody or control of the Company or a contractor or agent acting on behalf of the Company. (p) With respect to each Client to which the Company provides or, within the six (6) years prior to the date of this Agreement, has provided investment management, advisory or sub-advisory services that is or was (during such relevant period when such services were provided by the Company to such Client) (i) a plan or account subject to Title I of ERISA and/or Section 4975 of the Code, (ii) a Person acting on behalf of such a plan or account and, as a result, subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) an entity whose assets include or included (during such relevant period when such services were provided by the Company to regulations) subject to Title I of ERISA and/or Section 4975 of the Code (as described in any of the preceding clauses (i)-(iii), herein refer ERISA Client such services in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code. Schedule 3.14(p) identifies each Client that is or, at any point in the previous six (6) years during which the Company had provided investment management, advisory or sub-advisory services to it, was an ERISA Client. The Company has not engaged in any transaction in respect of an ERISA Client that is or, within the six (6) years prior to the date of this Agreement, was a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. To the extent necessary, the Company has complied in all material respects with Prohibited Transaction Class Exemption 2020-02A with respect to any Client. The Company is (to the extent it currently provides discretionary asset management services to any ERISA Client) and, at all times in the preceding six (6) years when it provided discretionary asset management services term is defined in Part VI(a) of Prohibited Transaction Class Exemption 84-14, as amended) (the QPAM Exemption all times in the preceding three (3) years when it provided discretionary asset management services to any ERISA Client, was not (A) disqualified from relying on the QPAM Exemption with respect to transactions managed by the Company due to the application of Part I(g) of the QPAM Exemption, nor (B) prohibited under Section 411 of ERISA from acting as a fiduciary to any ERISA Client. There are no pending or, to the Knowledge of the Company, threatened claims, actions with the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Code. A Person who would be a Client, but for the fact that the applicable services were provided in the past and no such services are currently provided by the Company to such Person, shall, for purposes of this Section 3.14(p), be deemed a Client to the extent this Section 3.14(p) addresses the provision of such past services. (q) With respect to each Client to which the Company provides or, within the three (3) years prior to the date of this Agreement, has provided, investment management, advisory or sub-advisory services that is or was (during such relevant period when such services were provided by the Company to such Client) (i) a plan or account subject to any law, rule, regulation or restriction substantially similar to Title I of ERISA and/or Section Similar Law a Person acting on behalf of such a plan or account and, as a result, subject to Similar Law, or (iii) an entity whose assets are or were (during such relevant period when such services were provided by the Company to such Client) subject to Similar Law (as described in any of the preceding clauses (i)-(iii), herein referred to Similar Law Client

28 such services in compliance in all material respects with the applicable requirements of Similar Law. Schedule 3.14(q) identifies each Client that is or, at any point in the previous three (3) years during which the Company had provided investment management, advisory or sub-advisory services to it, was a Similar Law Client. There are no pending or, to the Knowledge of the Company, threatened claims, actions or Proceedings, with respect to any Similar Law Client, in . A Person who would be a Client, but for the fact that the applicable services were provided in the past and no such services are currently provided by the Company to such Person, shall, for purposes of this Section 3.14(q), be deemed a Client to the extent this Section 3.14(q) addresses the provision of such past services. (r) The Company, and to the Knowledge of the Company, its members, partners, shareholders, managers, directors, officers, and employees have complied in all material respects with Rule 206(4)-5 promulgated under the Advisers Act and all other compliance lobbyist disclosure laws, rules or guidelines to which any of them are subject pursuant to applicable Law. (s) The Company has at all times since January 1, 2021, properly appointed a chief compliance officer, pursuant to Rule 206(4)-7(c) promulgated under (t) The calculation and receipt of compensation by the Company from its Clients does not contravene the relevant investment advisory contract with the Client or applicable Law, and the Company has received a written representation from each Client that such Client is -3(d) promulgated under the Advisers Act. (u) The Company has adopted and implemented a policy to protect non-public information about its Clients that complies in all material respects with applicable Law, to the extent required by applicable Law. (v) Since November 4, 2022, Rule 206(4)-1 promulgated under the Advisers Act, as amended) published, circulated, or distributed by or on behalf of the Company prior to the date of this Agreement (each, an Advertisement complied in all material respects with all applicable Laws. Furthermore, the Company adopted and implemented policies and procedures in compliance with Rule 206(4)-1 prior to November 4, 2022. (w) Prior to November 4, 2022, the Company complied in all material respects with former Rule 206(4)-3 promulgated under the Advisers Act. (x) The Company has (i) complied in all material respects with the requirements of Rule 206(4)-2 promulgated under the Advisers Act, as amended, with respect to all of its Clients, and (ii) has adopted, implemented and maintains policies and procedures to comply with Rule 206(4)-2 promulgated under the Advisers Act, as amended. (y) Records documentation necessary to form the basis for, demonstrate, or recreate the calculation of the performance or rate of return of all accounts managed by the Company to the extent required by

29 the Advisers Act and rules and regulations thereunder. The Records are accurate and complete in all material respects. Section 3.15 Company Accounts. (a) Set forth on Schedule 3.15(a) is a list as of the Base Date of all Company Accounts, setting forth with respect to each Client Contract applicable to such Company Account as of the Base Date: (i) the name of the applicable Client; (ii) the aggregate dollar amount of AUM by the Company (by Client and in the aggregate); (iii) the Revenue Run Rate for each Client; (iv) the aggregate Revenue Run Rate for all Clients, which totals an amount equal to $6,949,030 Base Date Revenue Run Rate ; (v) the fee rates and the effective fee rates applicable to each Company Account (including Management Fees and Fixed Fees, as applicable); (vi) (A) any other fees payable by the Client to the Company other than pursuant to such Client Contract and (B) any fees or other payments required to be paid by the Company to third parties in connection with such Client Contract and/or the relationship with such Client; and (vii) if applicable, any limitation, waiver, cap, offset, reimbursement, reduction or restriction on the amount payable pursuant to such Client Contract. (b) Except as set forth on Schedule 3.15(b) with respect to a particular Company Account, there are no side letters, contracts, agreements, arrangements or understandings pursuant to which the Company has undertaken or agreed to limit, waive, cap, offset, reimburse or otherwise reduce or restrict any or all fees or charges payable by or with respect to any of the Clients set forth on Schedule 3.15(b). (c) Each investment recommendation and/or transaction made since January 1, 2021 by the Company for or on behalf of a Company Account has been made, in all material respects, in accordance with such investment policies, guidelines and restrictions set forth (other otherwise provided to the Company pursuant to or in connection with) the applicable Client Contract in effect at the time the investments were made, and has been maintained thereafter, in all material respects in accordance with such investment policies, guidelines and restrictions. (d) Neither the Company nor any employee, officer, director, manager, partner or member of the Company has received any fees, commissions or financial benefits (directly or indirectly) from or in respect of or in connection with the Company Account except in accordance with the applicable Client Contract.

30 (e) The Company does not, and to the Knowledge of the Company no owner or employee, officer, director, manager, partner or member thereof, acts as the investment adviser, investment manager, investment sub-adviser, general partner, managing member, or in any capacity similar to any of the foregoing, with respect to any Company Fund. Section 3.16 Assets Under Management. (a) There are no sub-management fees paid by the Company to sub-advisers, any distribution or placement fees paid to distributors or placement agents and/or any other fees deducted by a custodian or otherwise directly from Management Fees or Fixed Fees received by the Company (collectively all such sub-advisor fees, distribution or placement fees and deductions, Revenue Deductions managed by the Company. (b) Except as set forth on Schedule 3.16(b), the Company has not, since January 1, 2021, received notice from any Client as of the Base Date expressing an intention to terminate or materially reduce its investment relationship with the Company or adjust the fee schedule with respect to any Client Contract in a matter which would reduce the fees or other payments to the Company in connection with such Client Contract. (c) To the Knowledge of the Company, no dispute exists between the Company (d) The Company does not charge or receive any fee or allocation for investment management, investment advisory or sub-advisory services (including any carried interest), or any similar fees or allocations, the calculation of the amount of which is based upon the investment performance of invested assets, nor does the Company have in place any other performance compensation arrangements. Section 3.17 Taxes. (a) The Company has (i) duly and timely filed with the appropriate Taxing Authority all income and other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid in full all Taxes required or elected to be paid by the Company, whether or not shown on any Tax Return, accruing prior to the Closing Date. (b) There are no Encumbrances for Taxes upon the assets or properties of the Company other than Encumbrances for Taxes which are not yet due and payable or which are being contested in good faith through appropriate proceedings. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company. (c) No jurisdiction in which the Company does not file a Tax Return has made a written claim or assertion that the Company is required to file a Tax Return in such jurisdiction. To the Knowledge of the Company, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims, or administrative proceedings, that have formally commenced or are presently pending with regard to any Taxes or Tax Returns of or including the

31 Company, and the Company has not received written notification that such an audit or other proceeding is threatened with respect to any Taxes owed by, or any Tax Return filed by or with respect to, the Company. The Company has not received any written notice of deficiency for any Tax owed by the Company which has not been paid in full. The Company has not received a ruling, technical advice memorandum or similar document from any Taxing Authority, or has signed a closing agreement or any similar agreement with any Taxing Authority and the Company has not requested such a ruling in writing (which request remains pending). (d) The Company is not a party to, is not bound by, nor does it have any obligation under, any Tax Sharing Agreement. (e) All Taxes of the Company that were not due and payable as of the date of the Most Recent Balance Sheet have been fully accrued on the Most Recent Balance Sheet in all material respects in accordance with GAAP. Since the date of the Most Recent Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business materially consistent in nature and amount with past practice. (f) The Company (or any predecessor thereof) has not been a member of a federal, state, local or foreign consolidated, combined, unitary or similar group and the Company (or any predecessor thereof) does not have any liability for the Taxes of another Person under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local or foreign Laws, as a result of transfer, successor or similar liability or by operation of Law. (g) The Company has provided or made available to Purchaser true, correct and complete copies of (i) the income and other material Tax Returns of the Company (including any amendments thereto) filed on or prior to the date hereof for each taxable year beginning on or after January 1, 2020, and (ii) all examination reports and statements of deficiencies, if any, relating to the audit of such Tax Returns by any Governmental Authority, for each taxable year beginning on or after January 1, 2020. (h) The Company (i) has complied in all material respects with all applicable Laws relating to the collection and withholding of Taxes and has, within the time and manner prescribed by Law, withheld and paid over to the proper Taxing Authority all material amounts required to be withheld and paid over under all applicable Tax Laws and (ii) has complied in all material respects with all Tax information reporting, collection and retention provisions of applicable Laws. (i) Treasury Regulation Section 1.6011-4(b)(2). (j) Since its formation, the Company has been classified as a partnership for U.S. federal income tax purposes. The Company has never been treated at any time since its formation as a corporation or as a publicly traded partnership taxable as a corporation within the meaning of Section 7704 of the Code. (k) None of the Fixed Fees or Management Fees to which the Company is entitled would be subject to increased taxation under Section 457A or Section 409A of the Code.

32 (l) The Company is in material compliance with all applicable transfer pricing Laws. The Company has in its possession or control all records and contemporaneous documentary evidence sufficient to demonstrate the same. (m) The Company is not a party to, has not participated in, and is not currently transaction 6707A(c)(2) of the Code and U.S. Treasury Regulations Section 1.6011-4(b)(2), or any corresponding or similar provision of state, local or non-U.S. Law. (n) To the extent the Company has availed itself of any Tax credits under Section 2301 of the Coronavirus Aid, Relief and Economic Security Act or any similar applicable federal, state or local Law, the Company has complied in all material respects with all requirements of applicable Tax Law to claim such Tax credits. Section 3.18 Employee Plans. (a) Schedule 3.18(a) sets forth all Employee Plans sponsored, maintained, contributed to (or required to be contributed to) by the Company or any Related Entity, or under which the Company or any Related Entity has any obligation or liability (including any contingent liability and/or in connection with Section 4069 or Section 4212(c) of ERISA) with respect to current and former members, partners, shareholders, managers, directors, officers, employees, consultants or independent contractors, or any spouse, dependent, or beneficiary thereof (each a Company Plan the Company has provided to Purchaser accurate and complete copies of each of the following (to the extent applicable): (i) the plan document and all amendments or, if the plan has not been reduced to writing, a summary of all material terms; (ii) the related trust document and/or documents related to any other related funding, insurance or administrative arrangements; (iii) the most recent summary plan description, any and all summaries of material modification, and other material communications provided to participants related to a Company Plan; (iv) the most recent determination letter or opinion letter from the IRS; and (v) the most recent nondiscrimination, minimum participation, excess contribution and top-heavy testing results. (b) Each Company Plan has been established, documented, funded, and administered in all material respects in accordance with its terms and in all material respects with all applicable Laws. No Company Plan is subject to any applicable Law other than the federal, state and local Laws of the United States. All amounts (i) required to be paid or accrued by the Company in connection with any funded Company Plan have been timely paid or accrued, as applicable, (ii) required to have been remitted by the Company in connection with any insured Company Plan have been timely remitted and (iii) related to any Company Plan that is not funded GAAP. (c) Neither the Company nor any Related Entity has, within the last six (6) years, maintained, sponsored, contributed to (or been required to contribute to), or had any obligation or liability (including any contingent liability and/or in connection with Section 4069 or Section 4212(c) of ERISA) with respect to, any Employee Plan subject to Title IV of ERISA,

33 meaning of Section 3(37) of ERISA. (d) Except as required under Sections 601 through 609 of ERISA, or applicable state or local Law, the full cost of which is borne by the covered Person, no Company Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. (e) Except as set forth in Schedule 3.18(e), the execution of this Agreement and the consummation of the Transactions shall not, whether alone or upon the occurrence of any other event, (i) result in any current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor of the Company (or any spouse, dependent or beneficiary thereof) becoming entitled to any payment or benefit pursuant to any Company Plan, (ii) accelerate the time of payment, or vesting, result in or accelerate the funding (through a grantor trust or otherwise) or increase the amount of, or create, any compensation or benefit due (including any forgiveness of any loan, advance or other indebtedness due by) any member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor of the Company (or any spouse, dependent or beneficiary thereof) or pursuant to any Company Plan, or (iii) result in any payment that would Section 280G of the Code or (iv) result in the right to merge, amend or terminate any Company Plan being limited or restricted. No current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor of the Company is entitled to any Tax gross-up, make whole or similar payment with respect to any Taxes or penalties imposed under Section 280G, 409A, 457A or 4999 of the Code or otherwise. (f) Each Company Plan that is in of Section 401(a) of the Code has received a favorable determination letter, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, and, to the Company's Knowledge, no events have occurred or failed to occur that could reasonably be expected to result in the loss of such qualification under Section 401(a) of the Code. (g) Since January 1, 2018, the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any substantially similar applicable state or local Law COBRA , and the Patient Protection and Affordable Care Act, as amended (including by the Health Care and Education Reconciliation Act of 2010 (collectively, Affordable Care Act ) have been met and satisfied in all material respects by the Company and each Company Plan, and the Company has not incurred or could reasonably expect to incur any penalty or Tax (whether or not assessed) under Section 4980B, 4980D or 4980H of the Code or under the Affordable Care Act. The Company shall satisfy all of its obligations under COBRA in connection with any such obligations arising in connection with the transactions. (h) There are no pending or, to the Knowledge of the Company, threatened claims, actions or Proceedings by or on behalf of any Company Plan against or concerning the Company, by any current or former member, partner, shareholder, manager, director, officer, employee, consultant or independent contractor, (or any spouse, dependent or beneficiary thereof) under any Company Plan or otherwise involving any such Company Plan (other than routine

34 claims for benefits) that could reasonably be expected to lead to any liability to the Company. No Company Plan is under audit or, to the Knowledge of the Company, investigation by the IRS, the DOL or any other Governmental Authority, nor, to the Knowledge of the Company, is any such audit or investigation pending or threatened. There has not been any non- transact of the Code or Section 406 of ERISA) with respect to any Company Plan that would result in any liability to the Company. (i) such term is defined in Section 409A(d)(1) of the Code) and each award thereunder, in each case that is subject to Section 409A or 475Aof the Code, has at all relevant times been operated and documented in all material respects in accordance with the requirements of Section 409A and, as applicable, 457A of the Code and the guidance thereunder. No Company Plan is subject to Section 457A of the Code. Section 3.19 Employment. (a) Schedule 3.19(a) sets forth a list of all members, partners, managers, directors, officers, employees, consultants and independent contractors who are employed by or provide services to the Company as of the date hereof and work location, employment status (including whether active or on leave, including the basis of leave and expected date of return and whether such Person is an employee or independent contractor), current annual salaries or wage rates, commissions, other compensation and benefits (including bonus opportunity, but not including benefits available to all employees generally under Company Plans), dates of employment, accrued but unused vacation and other paid time off, and positions or job titles (including whether full- or part-time and whether classified as exempt or non-exempt for overtime purposes), as applicable. (b) Except as set forth in Schedule 3.19(b), the employment of each Person set forth on Schedule 3.19(a) is terminable at will without cost to the Company, except for payment of earned salaries or wages and vacation pay to the extent required by Law. (c) Except as set forth on Schedule 3.19(c), to the Knowledge of the Company, there currently is no existing dispute or controversy between the Company and any of the Persons set forth on Schedule 3.19(a) that has had, or would reasonably be expected to have, a Company Material Adverse Effect, the Business and since January 1, 2021, such officer or employee notified the Company of his or her intention to resign or retire. (d) The Company is in compliance in all material respects with all employment agreements and all other agreements or understandings, whether oral or written, with all past, present and prospective employees, and a true, correct and complete copy of each such agreement with present and prospective employees (to the extent a written agreement exists) has been delivered to Purchaser and is set forth on Schedule 3.19(d). The Company has complied in all material respects with all applicable state, federal and foreign applicable Laws respecting employment and employment practices, terms and conditions of employment, payment of wages and hours of work and other applicable Law or regulation related to employment. The Company is in compliance in all material respects with all obligations in respect of, and is not in arrears in,

35 the payment of wages, withholding of social security taxes, unemployment insurance premiums or other similar obligations. (e) To the Knowledge of the Company, all persons classified or treated by the Company as independent contractors or otherwise as non-employees satisfy all applicable Laws to be so classified or treated, and the Company has properly reported their compensation on IRS Forms 1099 or as otherwise required by any applicable Law. (f) To the Knowledge of the Company, no current or former applicants, employees, consultants, interns, or independent contractors have, within the last three (3) years, threatened to bring or brought any action, report, charge, lawsuit, or complaint (orally or in writing, internally to the Company or externally to any Governmental Authority) including with respect to any administrative charges, government inquiries, audits, or requests for information, about their employment, labor problems, or union activities, including without limitation any claims of discrimination, harassment (including sexual harassment or sexual misconduct) or retaliation. (g) No current or former member, partner, shareholder, manager, director, officer, employee, consultant, intern or independent contractor who provides or provided services to the Company is in violation of any term of any employment, non-competition, non-solicitation, confidentiality or non-disclosure agreement with the Company. Section 3.20 Intellectual Property and Information Technology. (a) Schedule 3.20(a) sets forth a true and correct list of all of U.S. and foreign (i) issued patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and applications, (iv) design registrations and applications, and (v) software owned by the Company. Immediately following the consummation of the Transactions, the Company will be the sole and exclusive beneficial and record owner of all of the Intellectual Property registrations and applications set forth in Schedule 3.20(a), and to the Knowledge of the Company all such Intellectual Property is subsisting, valid, and enforceable. (b) The Business as currently conducted and presently proposed to be conducted does not require or use any Intellectual Property not owned by or licensed pursuant to, to the Knowledge of the Company, a valid and enforceable license to the Company. (c) To the Knowledge of the Company, neither the Intellectual Property owned by the Company nor the conduct of the Business as currently conducted infringes (either directly or indirectly), misap has any Person given notice to the Company to the contrary. (d) To the Knowledge of the Company, no third party is infringing (either directly or indirectly), misappropriating, or otherwise violating any Intellectual Property owned by the Company. (e) The Company has written assignment and non-disclosure agreements in effect with its past and present employees, consultants and any other Persons who have contributed to or participated in the conception, reduction to practice or development, for or on behalf of the Company, of any Intellectual Property owned or purported to be owned by the Company. To the

36 nts or other Persons are in violation of any such agreement. Section 3.21 Insurance. The Company maintains the insurance policies listed in Schedule 3.21. All such policies are in full force and effect, all premiums due and payable thereunder have been paid, and no notice of cancellation or termination has been received with respect to any such policy and there exists no event, occurrence, condition or act (including the Transactions) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would entitle any insurer to terminate or cancel any such policies. The Company has complied in all material respects with the terms and provisions of such policies. Schedule 3.21 also sets forth a list of all pending insurance claims for the Company and all prior insurance claims that, since January 1, 2021, were denied or recovered, in whole or in part. Section 3.22 Brokers and Finders. Except as set forth on Schedule 3.22, no agent, broker, Person, financial advisor or other intermediary acting on behalf of the Company is, or will be, from any Related Party of any of the Parties, in connection with the Transactions. Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedule), the Company has not made and does not make, and Purchaser is not relying and has not relied on, any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Purchaser and its representatives, and any information, documents or material delivered to Purchaser or of the transactions contemplated hereby or as to the future revenue, profitability or success of the Business. The Company acknowledges and agrees that except for the representations and warranties contained in ARTICLE V, Purchaser has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of Purchaser. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER MEMBERS Except as set forth in the Disclosure Schedule (it being agreed that any matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed for purposes of each other section or subsection of this Agreement to the extent the applicability of such matter so referenced is reasonably apparent on the face of such included matter), each Seller Member, as to itself and not as to any other Party, hereby severally represents and warrants to Purchaser as of the date hereof and as of the Closing follows: Section 4.1 Authority; Validity of Agreements. Such Seller Member has full power, authority and legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which such Seller Member is or is specified to be a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. This Agreement and each Ancillary Agreement to which such Seller Member is a party, constitutes, or up execution will

37 constitute, a valid and legally binding obligation of such Seller Member, enforceable against such Seller Member in accordance with their respective terms, except as limited by the Enforceability Exception. Section 4.2 Consents and Approvals. Such Seller Member is not required to obtain any Consent from any Governmental Authority or any other Person in connection with the execution and delivery by such Seller Member of this Agreement and each Ancillary Agreement to which such Seller Member is specified as a party or the performance of its obligations hereunder or thereunder, except for any such Consent the failure of which to obtain would not be material to the ability of such Seller Party to consummate the Transactions or perform its obligations hereunder. Section 4.3 No Conflicts. The execution, delivery and performance by such Seller Member of this Agreement and the Ancillary Agreements to which such Seller Member is or will be a party and the consummation by such Seller Member of the Transactions, do not and will not conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, payment acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance or loss of any rights pursuant to any terms, conditions or provisions of or under (i) any Law applicable to such Seller Member or any Permit held by such Seller Member, or (ii) any Contract to which such Seller Member is a party or by which any of assets are bound, except as would not be reasonably likely individually or in the aggregate to have a material adverse effect on the ability of such Seller Member to consummate the Transactions contemplated by this Agreement or perform its obligations hereunder. Section 4.4 Legal Proceedings. There is no Proceeding pending, or to the knowledge of such Seller Member threatened, against such Seller Member (in each case in respect of the Business, the Acquired Assets or the Assumed Liabilities). Section 4.5 Brokers and Finders. Except as set forth on Schedule 3.23, no broker, finder fee or commission from such Seller Member in connection with the sale of the Business or the Transactions. Section 4.6 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE IV (including the related portions of the Disclosure Schedule), such Seller Member has not made and does not make, and Purchaser is not relying and has not relied on, any other express or implied representation or warranty, either written or oral, on behalf of such Seller Member, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Purchaser and its representatives, and any information, documents or material delivered to Purchaser or of the transactions contemplated hereby or as to the future revenue, profitability or success of the Business. Such Seller Member acknowledges and agrees that except for the representations and warranties contained in ARTICLE V, Purchaser has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of Purchaser.

38 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represent and warrant to the Seller Parties as of the date hereof and as of the Closing as follows: Section 5.1 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Section 5.2 Authority; Validity of Agreements. Purchaser has full power and authority to execute and deliver this Agreement and each Ancillary Agreement to which Purchaser is or is specified to be a party, and to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which it is or is specified to be a party have been duly authorized by all necessary corporate or limited liability company action on the part of Purchaser, as applicable. This Agreement and each Ancillary Agreement to which Purchaser is a party constitutes, or upon execution will constitute, a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as limited by the Enforceability Exception. Section 5.3 Consents and Approvals. Purchaser is not required to obtain any Consent from any Governmental Authority or any other Person in connection with the execution and delivery by Purchaser of this Agreement and each Ancillary Agreement to which Purchaser is specified as a party or the performance of its obligations hereunder or thereunder, except for any such Consent the failure of which to obtain would not be material to the ability of Purchaser to consummate the Transactions or perform its obligations hereunder. Section 5.4 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is or will be a party and the consummation by Purchaser of the Transactions, do not and will not conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, payment acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any Encumbrance or loss of any rights pursuant to any terms, conditions or provisions of or under (i) any Law applicable to Purchaser or Permit held by Purchaser, (ii) the Organizational Documents of Purchaser or (iii) any as would not be reasonably likely individually or in the aggregate to have a material adverse effect on the ability of Purchaser to consummate the Transactions contemplated by this Agreement or perform its obligations hereunder. Section 5.5 Legal Proceedings. There is no Proceeding pending or, to the knowledge of Purchaser, threatened, against Purchaser that, individually or in the aggregate, would reasonably be expected to prevent or materially impair or delay the ability of Purchaser to perform its obligations hereunder or under any Ancillary Agreement on a timely basis.

39 Section 5.6 Brokers and Finders. None of the Seller Parties shall be liable to any agent, broker, Person, financial advisor or other intermediary acting on behalf of Purchaser or its or from any Affiliate of any of the Parties, in connection with the Transactions. Section 5.7 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE V, Purchaser has not made and does not make, and Seller Parties are not relying and have not relied on, any other express or implied representation or warranty, either written or oral, on behalf of Purchaser, including any representation or warranty as to the made available to any Seller Member and their representatives, and any information, documents or materials delivered to any Seller Member or of the transactions contemplated hereby or as to the future revenue, profitability or success of the Business. Purchaser acknowledges and agrees that except for the representations and warranties contained in ARTICLE III and ARTICLE IV, none of the Seller Parties has made, and none of the foregoing does make, any other express or implied representation or warranty, either written or oral, on behalf of the Seller Parties. ARTICLE VI COVENANTS Section 6.1 Conduct of Business of the Company. Except as (a) permitted by this Agreement, (b) set forth on Schedule 6.1, (c) required by any Contract in effect on the date of this Agreement or any applicable Law or (d) consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1 (th Pre-Closing Period the Company shall use commercially reasonable efforts to (i) operate in the ordinary course of business consistent in nature with past practice of the Company, (ii) maintain and preserve intact the current organization, business and assets of the Company, (iii) keep available the services of partners, members, managers, directors, officers and key employees of the Company other than as a result of resignations or terminations for cause, and (iv) maintain and preserve intact the current relationships with Clients and other Persons with which the Company has business relationships. Without limiting the generality of the foregoing, except as (w) expressly permitted by this Agreement, (x) set forth on Schedule 6.1, (y) required by any Contract in effect on the date of this Agreement or any applicable Law or (z) consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not take any action that, had it been taken prior to the date of this Agreement, would have required disclosure on Schedule 3.8. Section 6.2 Access to Information. During the Pre-Closing Period, the Company shall afford the managers, directors, officers, employees, auditors, attorneys and other agents and advisors of Purchaser reasonable access, upon reasonable notice, during normal business hours to furnish Purchaser with such financial, operating and other data, agreements and information (in each case, to the extent maintained by the Company in ordinary course of business), but excluding any personnel or medical records, with respect to the Business, as Purchaser, through its managers, directors, officers, employees, auditors, attorneys or agents and other advisors, may reasonably

40 request. Without limiting the foregoing, during the Pre-Closing Period, the Company shall deliver to Purchaser, as promptly as practicable after the same are available to the Company, copies of any regularly prepared monthly and quarterly financial information of the Company, including an unaudited balance sheet as of the applicable month end or quarter end, and related unaudited statement of income and unaudited statement of cash flows for the month or quarter then ended. No access or information provided by the Company (or any of its auditors, attorneys and other agents and advisors) shall constitute any expansion of or additional representations or warranties beyond those specifically set forth in this Agreement. Notwithstanding the foregoing, the Company shall not be required to provide access or disclose information where such access or disclosure would, in the reasonable judgment of the Company, jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine, be prohibited under any applicable Law, Contract or privacy policy or result in the disclosure of any trade secret. Section 6.3 Exclusivity. During the Pre-Closing Period, the Seller Members shall not, shall cause its Affiliates (other than the Company) not to, and shall instruct the respective representatives of the Seller Members and their Affiliates not to, and the Company shall not, and shall instruct the respective representatives of the Company not to, directly or indirectly, knowingly encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than Purchaser (and its Affiliates and representatives), in each case concerning any Acquisition Proposal or replacement of the Company as the investment advisor, investment sub-advisor, general partner, managing member, manager or administrator to any of the Company Accounts. The Seller Members and the Company shall notify Purchaser as soon as practicable if any Person makes any written proposal, offer, inquiry to, or contact with, ntity of any such Person and the substance and material terms of any such contact and the material terms of any such proposal. During the Pre-Closing Period, the Seller Members shall not transfer, sell or assign, or permit to be subject to any Encumbrance (other than restrictions imposed by applicable securities Law), any Purchased Interest owned by the Seller Members or any other equity interests or securities of the Company. Section 6.4 Notification of Certain Matters. During the Pre-Closing Period: (a) Each of the Company and Purchaser shall give prompt notice to the other after becoming aware of (i) the occurrence or existence of any event that would reasonably be expected to prevent or materially delay satisfaction of any condition set forth in ARTICLE VII or ARTICLE VIII, (ii) any notice or other communication from any Governmental Authority with respect to the Transactions or, excluding any communications in the ordinary course of business, the operation of the Business, or (iii) any notice or other communication from any Person (other than a Client) alleging that the Consent of such Person is or may be required or will not be provided in connection with the Transactions. (b) Unless prohibited by applicable Law or any Contract with any Governmental Authority, the Company shall make available to Purchaser, promptly after the same becomes available, true, correct and complete copies of all inspection reports and correspondence and other documents relating to any inquiry or investigation provided to the Company by any Governmental Authority or to a Governmental Authority by the Company during the Pre-Closing Period and advise Purchaser promptly of any oral communications during the Pre-Closing Period

41 between the Company and a Governmental Authority not made in the ordinary course of business and, to the extent legally permissible, shall allow Purchaser to review and comment on any contemplated responses to any Governmental Authority prior to the time such responses are delivered. For the avoidance of doubt, the Company shall have no obligation to make available to Purchaser any correspondence or other documents by or to any Governmental Authority that are not related to the Business. Section 6.5 Client Consents. (a) As soon as reasonably practicable after the execution of this Agreement, the Company will send a Consent Letter to each of t During the Pre-Closing Period the Company shall reasonably cooperate with Purchaser regarding the Client Consent process, including (i) keeping Purchaser reasonably apprised of the status of Client Consents, and (ii) providing Purchaser with periodic updates of (A) any Clients that have provided affirmative Consent, and (B) any Clients that have raised any objections to, or concerns regarding, the Transactions, and (C) any Clients that have indicated that they do not intend to not provide Consent or that they intend to terminate all or any portion of their relationship with the Company. (b) The Company agrees that, with respect to any new Clients that enter into Client Contracts between the New Clients such New Client shall be required to execute and deliver to the Company a Consent Letter approving the Transactions concurrently with the execution and delivery of such Client Contract. (c) The Seller Parties shall use commercially reasonable efforts to cause each of the Clients to C Purchaser. Consent shall occur either by affirmative or, to the extent not otherwise prohibited by the Client Contract, negative (implied) Consent which negative (implied) Consent shall be deemed given forty-five (45) days after the Consent Letter has been delivered to such Client; provided that Consent shall not be deemed to have been received if such Client has objected to the Transactions (unless such Client subsequently provides Consent in accordance with clause (i) of the definition of Consent) or has terminated its account with the Company; provided, further, that for the avoidance of doubt, if such Client reduces or partially terminates its fee paying assets under management by more than 5%, Consent shall only be deemed to have been received with respect to the portion of such fee paying assets under management that remains with the Company. Section 6.6 Confidentiality. Each of the Parties agrees to maintain, and to cause its agents and representatives to maintain, the confidentiality of the terms and conditions of this Agreement and the Ancillary Agreements and all documents executed and delivered in connection with the Transactions except to the extent disclosed in any press release permitted by Section 6.7. The provisions of this Section 6.6 shall not apply to particular conditions or terms of the above referenced documents (i) if the Party seeking to make such disclosure shall have obtained the prior written consent of the other Parties to the disclosure of such conditions or terms, (ii) that are required to be disclosed during the course of any Proceeding which may be brought by any Party related to the provisions of any of the above referenced documents, (iii) that are or become generally available to the public other than as a result of actions taken by the Party seeking to make such disclosure or its agents and representatives in breach of this Agreement or any Ancillary Agreement, or (iv) that are required to be disclosed pursuant to and in accordance with any Law

42 applicable to the Party seeking to make such disclosure. Notwithstanding the foregoing, if a Party is requested or required (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the above-referenced documents or information, such Party will promptly notify the other Parties of such request so that any such other Party may seek an appropriate protective order, at its sole expense, or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is nonetheless, in the opinion of its counsel, under an obligation to disclose any terms or conditions of the above-referenced documents to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, such Party may disclose such information to such Governmental Authority without liability hereunder. Further, notwithstanding anything herein to the contrary, Purchaser shall be permitted to disclose the terms and conditions of this Agreement and the Ancillary Agreements and all documents executed and delivered in connection with the Transactions or any confidential information to its and/or any of , bondholders or financing sources or prospective investors, lenders, bondholders or financing sources so long as any such Person has executed a customary confidentiality agreement with respect to such information. Section 6.7 Announcement. The Parties shall (and shall cause their respective Affiliates to) consult with each other as to the form, substance and timing of any press release or other public disclosure related to this Agreement or any Ancillary Agreement or the Transactions contemplated hereby and thereby, and no such press release or other public disclosure shall be made by any Party hereto (or by any of their respective Affiliates) without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided that (i) any Party may make such disclosure to the extent required by Law (including rules of any relevant stock exchange on which such prohibited by Law, such Party shall provide prompt written notice to the other Parties of any such required disclosure. Section 6.8 Expenses. Except as otherwise expressly provided herein (including, in the case of Transaction Expenses, as provided in Section 2.9(c), the Company, the Seller Members and Purchaser shall each pay all of thei costs and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the Transactions. Section 6.9 Further Assurances. Each Party agrees to execute such documents and use its reasonable efforts to perform or cause to be performed such further acts as may be reasonably required to carry out the provisions contained in this Agreement and the Ancillary Agreements to which such Party is a party. Following the Closing, upon the reasonable request of any Party (and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purposes of this Agreement and the Ancillary Agreements. To the extent that action or lack of action on the part of an Affiliate of a Party is necessary in order for such Party to fulfill any of its obligations under this Agreement or any Ancillary Agreement to which such Party is a party, then each such obligation shall be deemed to include an undertaking on the part of such Party to cause such Affiliate to take, or prevent such Affiliate from taking, such necessary action.

43 Section 6.10 Tax Matters. (a) The Seller Parties, on the one hand, and Purchaser on the other hand, each agree to pay 50% all Transfer Taxes incurred as a result of the purchase and sale of the Acquired Assets, and the Seller Parties will, at their own expense, timely file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. (b) The Seller Parties and Purchaser shall provide, or cause to be provided, the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, or any judicial or administrative Proceedings relating to liability for Taxes with respect to the Acquired Assets. Section 6.11 Non-Competition; Non-Solicitation. (a) Each of the Seller Members acknowledges that the restrictions contained in this Section 6.11 are entered into in connection with this Agreement and are reasonable and necessary to protect the legitimate interests including the goodwill and confidential information of Purchaser and the Company and constitute a material inducement to Purchaser to enter into this Agreement and consummate the Transactions contemplated by this Agreement. Each of the Seller Members, severally and not jointly, hereby covenants and agrees that, during the Restricted Period, such Seller Member shall not directly or indirectly, engage in, own, manage, operate, finance or control, or participate in the ownership, management, operation, financing or control of, be employed or engaged by, lend its name to or render services to any business, venture and/or enterprise which provides asset management and/or wealth management services similar to the Restricted Business anywhere in the United States of America where the Company engaged in the Restricted Business at any time during the six (6) months preceding the Closing. (b) Each Seller Member, severally and not jointly, hereby covenants and agrees that, during the Restricted Period, such Seller Member shall not in any capacity, directly or indirectly: (i) solicit the business of, or accept capital from, any Client as of the Closing Date, Prospective Client as of the Closing Date, or former Client who was a Client at any time within the twelve (12) months prior to the Closing Date, or interfere with, circumvent, impair, disrupt or damage the relationship of the Company, Purchaser or any of their respective Affiliates with any such Client, Prospective Client or former Client by soliciting or encouraging others to solicit any of them to diminish or not commence doing business with the Company, Purchaser or any of their respective Affiliates; (ii) hire or engage, or solicit for employment or engagement as a service provider, any Person who was an employee of the Company, Purchaser or any of their respective Affiliates as of or within the six (6) month period prior to the Closing Date, (iii) assist in hiring any such Person as described in the foregoing clause (ii) by any other individual, sole proprietorship, company, partnership, broker-dealer, investment adviser, or other enterprise; or (iv) encourage any such Person as described in the foregoing clause (ii) to terminate his or her employment, membership, partnership or other association with the Company, Purchaser or any of their respective Affiliates. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall be construed to prohibit a Seller Member from (w) being a passive owner (for investment purposes) of less than 5% of the stock (or other securities) of any

44 publicly traded entity, (x) passive ownership of interests in mutual funds and exchange traded products or limited partnership or similar interests in private partnerships or investment vehicles (in each case for investment purposes and with respect to which Seller Member is not a manager or general partner), and/or (y) serving on non-profit, civic, charitable, educational, corporate, investment or other boards or committees, or as an officer or trustee or similar role, delivering lectures, fulfilling speaking engagements, publishing, teaching at educational institutions, managing or advising with respect to investments or providing advice to other non-profit entities, charities, or for profit companies that do not currently compete and are not reasonably expected to compete with the Company in the future and/or, or (z) serving as a trustee, successor trustee, trust protector, or manager/officer in a family investment entity to those Clients or Prospective Clients set forth on Schedule I (c) The Seller Members agree that a monetary remedy for a breach of the agreements set forth in this Section 6.11 may be inadequate and impracticable and further agree that such a breach is likely to cause irreparable harm, and that Purchaser shall be entitled to seek temporary and permanent injunctive relief. In the event of such a breach, the breaching Party agrees that Purchaser shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine. (d) If any of the provisions of this Section 6.11 is deemed by a court of competent jurisdiction to be invalid, in whole or in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the applicable Law and shall be binding and enforceable as so curtailed. Section 6.12 Employees. (a) Except as otherwise provided herein, Purchaser agrees to offer employment effective upon the Closing (at will or on such other terms as Purchaser may determine) to all the employees identified on Schedule 6.12 (the Successor Personnel All Successor Personnel who accept the offer of employment and actually commence employment consistent with the terms of such offer Transferred Employees . Transferred Employees shall receive from Purchaser a base salary or hourly wage rate (as applicable), bonus opportunities and employee benefits that are, in the aggregate, commensurate with the compensation received by similarly situated employees of Purchaser or its Affiliates, as applicable; provided, that for a period beginning on the Closing Date and continuing thereafter until the first anniversary of the Closing Date, Purchaser will, or will cause an Affiliate who employs the Transferred Employees to, provide each Transferred Employee with (i) a base salary or hourly wage rate, as applicable, that is not less than the base salary or hourly wage rate provided to such Transferred Employee immediately prior to the Closing Date and (ii) bonus opportunities that are not less favorable in the aggregate than the bonus opportunities provided to such Transferred Employee immediately prior to the Closing Date. For purposes of determining eligibility and vesting under any employee benefit plan of Purchaser covering the Transferred Employees after Closing each Transferred Employee shall be credited with his or her years of service with the Company before the Closing to the same extent such service is recognized for such Transferred Employee under a corresponding Company Plan immediately prior to Closing. This Section 6.12 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.12, express or

45 implied, shall confer upon any other Person, including any Transferred Employee or other current or former employee or other service provider of Purchaser, any Seller Party or their Affiliates (including the Company), or any of their spouses, dependents or beneficiaries, any rights or remedies of any nature whatsoever under or by reason of this Section 6.12. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any Company Plan or other compensation or benefit plan, program, agreement, arrangement or policy, or to limit the establishment, amendment, modification or termination of any Company Plan or other compensation or benefit plan, program, agreement, arrangement or policy. The Parties hereto acknowledge and agree that the terms set forth in this Section 6.12 shall not create any right in any Transferred Employee or any other Person, including any current or former employee or other service provider of Purchaser, any Seller Party or their Affiliates (including the Company), to any continued employment with Purchaser or any of its Affiliates for any period of time or otherwise . (b) At or prior to the Closing, the Company shall pay to each Transferred number of months in the year prior to the Closing. Section 6.13 Regulatory and Other Authorizations and Consents. Each Party shall use commercially reasonable efforts to obtain all Consents that may be or become necessary for such P P this Agreement. Each Party hereto agrees to cooperate in a commercially reasonable manner in obtaining all such Consents. The Parties shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required Consents or the termination or expiration of any required waiting periods. Section 6.14 Payment of Receivables, Etc. If any Seller Party receives any payment or other amount constituting an Acquired Asset (including any payment or other amount in respect of any account receivable constituting an Acquired Asset), then such payment or other amount shall, to the extent permitted under applicable Law, be held, at Purchaser Party in trust for the benefit of Purchaser and shall be promptly delivered by such Seller Party to Purchaser in the original form, endorsed in blank, if applicable. Such Seller Party shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Acquired Assets. If Purchaser receives any payment or other amount constituting an Excluded Asset (including any payment or other amount in respect of any account receivable constituting an Excluded Asset), then such payment or other amount shall, to the extent permitted under applicable Law, be held, at the Seller Partie e, by Purchaser in trust for the benefit of the Company and shall be promptly delivered by Purchaser to the Company in the original form, endorsed in blank, if applicable. Purchaser shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Excluded Assets. Section 6.15 Tail Insurance. The Company shall purchase, effective immediately after the Closing Date for a period of six (6) years, tail insurance policies for all of existing insurance policies, including without limitation an errors and omission tail insurance policy, that cover losses from actions that occurred prior to the Closing Date. Purchaser shall choose the insurance provider with respect to the tail insurance policies and the cost of all such tail insurance policies shall be borne equally by the Seller Parties, on the one hand, and Purchaser, on

46 the other hand. The rtion of the cost of such tail insurance policies shall be a Transaction Expense. Section 6.16 Post-Closing Operations. Purchaser and the Seller Parties shall cooperate in good faith to establish and maintain an integration plan. During the Earnout Period, Purchaser shall consult with the Seller Members prior to effecting any change to the amount of fees charged to Eligible Clients or fees quoted to Prospective Clients; provided that for a period of six (6) calendar quarters following the Closing, Purchaser shall not effect any change to any such fee amounts without the prior consent of the Seller Members, unless the amount and/or nature of the services being provided to such Eligible Clients and/or Prospective Clients change from the services that were being provided prior to the Closing. Furthermore, Purchaser agrees to use commercially reasonable efforts to maintain the Minneapolis Office and appropriate staffing levels to service Eligible Clients and consult with the Seller Members and their designees prior to terminating the employment of any Transferred Employees; provided, however, Purchaser maintains sole discretion on the decision to terminate the employment of any such Transferred Employee. Section 6.17 Bulk Sales Laws; Tax Clearance. The Seller Parties and Purchaser hereby waive compliance with the provisions of any bulk sales or similar Law. Section 6.18 Veritas Contract. The Company shall use commercially reasonable efforts to (a) extend the term of that certain License Agreement License Agreement , dated June 8, 2021, by and between the Company and Veritas Technologies LLC ( Veritas ) through the Closing Date (the Veritas Agreement Termination Date ), and (b) prior to the Veritas Agreement Termination Date, enter a definitive agreement with Veritas pursuant to which Veritas agrees, until the fifth anniversary of the Veritas Agreement Termination Date, to: (i) preserve all Company electronic communications and related documentation stored by Veritas pursuant to the License Agreement and (ii) permit the Company unlimited right to access such electronic communications and documentation; provided, however, that if the Company is unable to effectuate the foregoing, the Company shall, within 60 days following the Closing, arrange for an alternate vendor to provide the services set forth above on terms reasonably satisfactory to Purchaser. For the avoidance of doubt, the cost to provide for the services set forth herein shall be borne by the Seller Parties. The Company shall provide Purchaser with access to any such electronic communications and/or documentation as reasonably requested by Purchaser in order to comply with applicable Laws. Section 6.19 Family Office Custody Services Agreement. The Company shall use commercially reasonable efforts to (a) obtain from Mellon Trust of New England, National Association Mellon the consent to assignment of that certain Family Office Custody Services Agreement, by and between Mellon Trust of New England, National Association, and Envoi, LLC formerly known as Cherry Tree Family Office LLC, dated June 29, 2006, as amended by that certain Custody Services Agreement prior to the Closing Date or (b) if such consent is not so received, obtain an extension of the Custody Services Agreement for a reasonable period of time so that Purchaser may seek alternate custody arrangements with a new third party to provide custodial services substantially similar to those provided under the Custody Services Agreement, in which case the Seller Parties shall reasonably cooperate with Purchaser in finding such alternate arrangement.

47 ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to consummate the Transactions are subject to the satisfaction (or waiver by Purchaser in writing) of the following conditions as of the Closing Date: Section 7.1 Representations and Warranties. Each of the Fundamental Representations of the Company and the Seller Members contained in ARTICLE III or ARTICLE IV shall be true and correct as of the Closing as if made as of the Closing (except with respect to Fundamental Representations which speak to an earlier date, in which case, as of such earlier date), except for any de minimis inaccuracies. Each of the other representations and warranties of the Company and the Seller Members contained in ARTICLE III or ARTICLE IV shall be true and correct in all respects ions therein) as of the Closing as if made as of the Closing (except with respect to representations and warranties which speak to an earlier date, in which case as of such earlier date), except where the failures of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Section 7.2 Covenants and Agreements. The Company and the Seller Members shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or at the Closing. Section 7.3 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or events which constitute a Company Material Adverse Effect. Section 7.4 Company s Certificate. The Company shall have delivered to Purchaser a certificate, signed by an authorized officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.1 and Section 7.2 and Section 7.3 Company s Certificate . Section 7.5 No Legal Prohibition. No Law shall be in effect and no Order shall have been entered and in effect, in each case that restrains, enjoins or prohibits the consummation of the Transactions, or declares unlawful the Transactions or would cause any of the Transactions to be rescinded. Section 7.6 Deliveries. The applicable Seller Parties shall have made, or stand willing and able to make, all deliveries to Purchaser set forth in Section 2.9(b). Section 7.7 Consenting Revenue Run Rate. Consenting Revenue Run Rate shall be at least 80% of the Base Date Revenue Run Rate.

48 ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER PARTIES The obligations of the Company and the Seller Members to consummate the Transactions are subject to the satisfaction (or waiver by the Company and the Seller Members in writing) of the following conditions as of the Closing Date: Section 8.1 Representations and Warranties. Each of the Fundamental Representations of Purchaser contained in ARTICLE V shall be true and correct in all material respects as of the Closing as if made as of the Closing (except with respect to the Fundamental Representations which speak to an earlier date, in which case, as of such earlier date), except for any de minimis inaccuracies. Each of the other representations and warranties of Purchaser contained in ARTICLE V shall be true and correct in all respects (without regard to qualifications as to materiality qualifications therein) as of the Closing as if made as of the Closing (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date), except where the failures of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect and (ii) for any changes explicitly required by the terms of this Agreement. Section 8.2 Covenants and Agreements. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or at the Closing. Section 8.3 Purchaser . Purchaser shall have delivered to the Company a certificate, signed by an authorized officer of Purchaser and dated as of the Closing Date, certifying as to the matters set forth in Section 8.1 and Section 8.2 Purchaser's Certificate . Section 8.4 No Legal Prohibition. No Law shall be in effect and no Order shall have been entered and in effect, in each case that restrains, enjoins or prohibits the consummation of the Transactions, or declares unlawful the Transactions or would cause any of the Transactions to be rescinded. Section 8.5 Deliveries. Purchaser shall have made, or stand willing and able to make, all deliveries to the Seller Parties set forth in Section 2.9(a). Section 8.6 Consenting Revenue Run Rate. Consenting Revenue Run Rate shall be at least 80% of the Base Date Revenue Run Rate. ARTICLE IX TERMINATION Section 9.1 Termination. This Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of Purchaser and the Company;

49 (b) by Purchaser (if it is not in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied), upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company or any Seller Member contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 7.1, Section 7.2 or Section 7.3 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Purchaser or cured by the Company or any Seller Member, as applicable, within twenty (20) Business Days after receipt by the Seller Parties of written notice thereof from Purchaser; (c) by the Company (if the Seller Members and the Company are not in material breach of their representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 7.1, Section 7.2 or Section 7.3 not to be satisfied), upon written notice to Purchaser, if there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of Purchaser contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company, or cured by Purchaser, within twenty (20) Business Days after receipt by Purchaser of written notice thereof from the Company; (d) by Purchaser or the Company, upon written notice to the other, if the Transactions contemplated by this Agreement have not been consummated on or before October 1, 2024 Termination Date provided that no Party shall be entitled to terminate this Agreement pursuant to this Section 9.1(d) prevented the consummation of the Transactions from occurring on or prior to the Termination Date; or (e) by Purchaser or the Company, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Authority shall have issued a final, non- appealable Order preventing or otherwise prohibiting the consummation of the Transactions then remains in effect; provided that no Party shall be entitled to terminate this Agreement pursuant to this Section 9.1(e) Section 9.2 Survival After Termination. If this Agreement is terminated in accordance with Section 9.1, this Agreement shall become void and of no further force and effect and there shall be no liability or obligation hereunder; provided, however, that the provisions of this Section 9.2 and ARTICLE XI (Miscellaneous) (in each case including the respective meanings ascribed to the related capitalized terms on Annex A (Definitions)) shall survive the termination of this Agreement and that nothing herein shall relieve any Party from any liability for Fraud or any willful breach of the provisions of this Agreement prior to such termination. For the avoidance of doubt and notwithstanding anything to the contrary, (a) nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 11.7 in lieu of terminating this Agreement pursuant to Section 9.1 and the Confidentiality Agreement shall survive any termination of this Agreement.

50 ARTICLE X SURVIVAL; INDEMNIFICATION OBLIGATIONS Section 10.1 Representations, Warranties and Covenants. The representations and warranties contained in or made pursuant to this Agreement shall survive until eighteen (18) months after the Closing, except that the representations and warranties contained in Section 3.1 (Organization, Etc.), Section 3.2 (Capital Structure), Section 3.3 (Authority; Validity of Agreements), Section 3.17 (Taxes), and Section 3.22 (Brokers and Finders), Section 4.1 (Authorization of Transactions) and Section 4.5 (Brokers and Finders), and Section 5.1 (Organization), Section 5.2 (Authority; Validity of Agreements), and Section 5.6 (Brokers and Finders Fundamental Representations ninety (90) days following the expiration of the applicable statute of limitations. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those covenants which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. For the avoidance of doubt, the Parties hereby agree and acknowledge that the survival period set forth in this Section 10.1 is a contractual statute of limitations and any claim made by any Party pursuant to this ARTICLE X must be asserted in writing, brought or filed prior to the expiration of the applicable survival period. Notwithstanding the foregoing, any claims asserted in good faith and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 10.2 Indemnification. (a) Following the Closing, and subject to the other terms of this ARTICLE X, the Company, and the Seller Members (but with respect to each of the Seller Members limited to one-third (1/3rd) of any indemnifiable Losses hereunder in recognition that each Seller Member is only a one-third (1/3rd) owner of the Company, unless such indemnifiable Loss is with respect to a breach of a representation, warranty or covenant related solely to such Seller Member, in which case such Seller Member shall be responsible for 100% of such indemnifiable Loss), jointly and severally, shall indemnify, defend and hold harmless Purchaser and each of its Affiliates and each of their respective members, managers, officers, directors, employees, agents and advisors (each, Purchaser Indemnified Party Losses to the extent arising out of or resulting from: (i) any failure of any representation or warranty made any Seller Party in this Agreement to be true and correct as of the date hereof and as of the Closing Date (or, in the case of any representation or warranty expressly made as of an earlier date, as of such date); (ii) any breach of any covenant or agreement of any Seller Party set forth in this Agreement; (iii) any Excluded Liability; and

51 (iv) any Taxes required to be paid by any Seller Party under Section 6.10. (b) Following the Closing, and subject to the other terms of this ARTICLE X, Purchaser shall indemnify, defend and hold harmless the Seller Parties and each of their Affiliates and each of their respective members, managers, officers, directors, employees, agents and Seller Indemnified Party l Losses to the extent arising out of or resulting from: (i) any failure of any representation or warranty made by Purchaser in this Agreement to be true and correct as of the date hereof and as of the Closing Date (or, in the case of any representation or warranty expressly made as of an earlier date, as of such date); (ii) any breach of any covenant or agreement of Purchaser set forth in this Agreement; and (iii) any Assumed Liability. (c) Notwithstanding any other provision of this Agreement to the contrary, for the purposes of this ARTICLE X, any inaccuracy in or breach of any representation or warranty, and the amount of any Loss in connection therewith, shall be determined without regard to any materiality, Company Material Adverse Effect, Purchaser Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. Section 10.3 Indemnification Procedure. (a) Promptly after the Person seeking indemnification pursuant to Section 10.2 Indemnified Party ny claim by a third party that would reasonably be expected to give rise to indemnification under this ARTICLE X (a Third-Party Claim than ten (10) days prior to the time any response to the asserted claim is required), the Indemnified Party shall promptly deliver to the Person from Indemnifying Party Claim Notice forth in reasonable detail a description of the matter giving rise to indemnification hereunder, including, if known, a good faith estimate of anticipated Losses; provided, however, that any failure or delay by the Indemnified Party in delivering a Claim Notice to the Indemnifying Party ARTICLE X, except to the extent the Indemnifying Party has been prejudiced by such failure or delay (including to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure and such forfeiture results in prejudice to the Indemnifying Party). The Indemnified Party shall deliver to the I and documents (including court papers) received by the Indemnified Party relating to such Third- Party Claim and all other information, including the estimated amount (if the calculation of such estimated amount is reasonably practicable) of the Loss that has been or may be sustained by the Indemnified Party with respect to the Third-Party Claim as the Indemnifying Party may reasonably request and the basis of th A claim for indemnification for any matter not constituting a Third-Party Claim shall be asserted

52 by the Indemnified Party by prompt written notice to the Indemnifying Party. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such claim, and the amount, or good faith estimate of the amount (to the extent then known), of Losses arising therefrom and the method of computation thereof. (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim in any Claim Notice, the Indemnifying Party, as soon as practicable after receipt of such Claim Notice (and in any event not later than 15 Business Days after such receipt), shall deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, shall attempt to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected, and any agreement reached regarding their respective rights with respect to any of such claims shall be set forth in a written agreement signed by the parties. If the Indemnified Party and the Indemnifying Party are unable to agree as to any particular item or items or amount or amounts, then either the Indemnified Party or the Indemnifying Party may submit such dispute to a court of competent jurisdiction in accordance with this Agreement. (c) After receipt by the Indemnifying Party of a Claim Notice of a Third-Party Claim, such Indemnifying Party may, at its option, assume the defense of the Indemnified Party oosing) and the Indemnified Party shall cooperate in and assist in good faith in such defense and the Indemnified Party shall reasonably cooperate in and assist in good faith in such defense; provided that (x) in the case of a Third-Party Claim that is brought by a Governmental Authority (other than a taxing authority) that names only Purchaser and/or its Affiliates as a party, Purchaser shall be entitled to assume and control the defense of such Third-Party Claim, (y) in the case of a Third- Party Claim that is brought by a Governmental Authority (other than a Taxing Authority) that names a Seller Party and/or its Affiliates as a party, the Seller Parties shall be entitled to assume and control the defense of such Third-Party Claim and (z) in the case of a Third-Party Claim that is brought by a Governmental Authority (other than a taxing authority) that names both (1) Purchaser and/or any of its Affiliates as a party and (2) a Seller Party and/or any of its Affiliates as a party, each of Purchaser and the Seller Parties shall be entitled to assume the defense of the portion of such Third-Party Claim that involves it or one of its Affiliates. The Indemnified Party shall reasonably cooperate in and assist in good faith with the compromise of, or defense against, such claim, and shall make available to the Indemnifying Party and its attorneys and accountants all pertinent information under its control relating to such claim. Except with the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, no Indemnifying Party shall settle or compromise any Third-Party Claim or permit a breach or default judgment or consent to an entry of judgment unless such settlement, compromise or judgment (i) relates solely to money damages, (ii) provides for a full release of each Indemnified Party and (iii) does not contain any admission or finding of wrongdoing on behalf of the Indemnified Party. Until the Indemnifying Party shall have so assumed the defense of the Indemnified Party against such claim following the delivery of such Claim Notice, the Indemnified Party shall undertake the defense of such claim, and if such Indemnified Party is entitled to indemnification under this ARTICLE X, all reasonable legal and other expenses reasonably incurred by the Indemnified Party shall be borne by the Indemnifying Party. Any Indemnified Party shall have the right to employ one separate counsel (other than local counsel) in any such action or claim and to participate in

53 (but not control) the defense thereof at its own cost and expense (unless otherwise agreed by the Indemnifying Party) if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (ii) in the reasonable opinion of counsel to the Indemnified Party, (A) a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable or (B) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party; provided that the Indemnifying Party shall bear the reasonable costs and expense of such separate counsel in the case of the foregoing clause (ii). No Indemnifying Party shall be liable to indemnify any Indemnified Party for any Losses arising out of any consent to an entry of judgment or any compromise or settlement of any such action or claim that is effected by the Indemnified Party without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Section 10.4 Limitation of Liability. (a) Notwithstanding any provision of this Agreement to the contrary, the Seller Parties shall not have any indemnification obligations for Losses under Section 10.2(a)(i), and no Purchaser Indemnified Party shall be entitled to indemnification or recovery, or to otherwise make a claim for indemnity or recovery, under Section 10.2(a)(i) unless and until the aggregate amount of Losses for which indemnification would otherwise be available under Section 10.2(a)(i) but for this Section 10.4 exceeds an amount equal $250,000 Deductible the Seller Parties shall be liable only for any and all Losses suffered or incurred by the Indemnified Party in excess of the Deductible or (ii) to the extent that the aggregate amount of all such Losses exceeds 15% of the Purchase Price actually paid to the Company Cap provision of this Agreement to the contrary, the maximum aggregate obligation of the Seller Parties under Section 10.2(a)(i) and Section 10.2(a)(ii) shall not exceed the amount of the Purchase Price actually paid by Purchaser. (b) Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not have any indemnification obligations for Losses under Section 10.2(b)(i), and no Seller Indemnified Party shall be entitled to indemnification or recovery, or to otherwise make a claim for indemnity or recovery, under Section 10.2(b)(i), (i) unless and until the aggregate amount of Losses for which indemnification would otherwise be available under Section 10.2(b)(i) but for this Section 10.4(b) exceeds the Deductible, in which event Purchaser shall be liable only for any and all Losses suffered or incurred by the Indemnified Party in excess of the Deductible or (ii) to the extent that the aggregate amount of all such Losses exceeds the Cap. Notwithstanding any provision of this Agreement to the contrary, the maximum aggregate obligation of Purchaser under Section 10.2(b)(i) and Section 10.2(b)(ii) shall not, in the aggregate, exceed the amount of the Purchase Price actually paid by Purchaser. (c) Notwithstanding any provision of this Agreement to the contrary, the Deductible and Cap limitations shall not apply to any claim for Fraud or indemnification in respect of any breach of the Fundamental Representations, and instead the maximum aggregate obligation of the Seller Parties under this Section 10.4(c) shall not exceed the amount of the Purchase Price actually paid by Purchaser.

54 (d) All claims for indemnification pursuant to Section 10.2(a)(i) and Section 10.2(b)(i) must be asserted by the party seeking indemnification, in writing in accordance with this ARTICLE X not later than the date on which the applicable representation or warranty ceases to survive pursuant to Section 10.1; provided, however, that if written notice of a claim specifying the indemnification claim in reasonable specificity has been given in accordance with this ARTICLE X prior to such survival date, such claim (and the relevant representations and/or warranties of the other party) shall survive until such claim has been finally resolved pursuant to this ARTICLE X. Notwithstanding anything to the contrary in this Agreement, all claims for indemnification under Section 10.2(a)(iii) and Section 10.2(a)(iii) shall survive indefinitely. Section 10.5 Effect on Final Purchase Price. All payments made under this ARTICLE X shall be treated as adjustments to the Purchase Price for all Tax purposes, except as otherwise required pursuant to applicable Law. Section 10.6 Calculation of Losses. In calculating any amount indemnifiable hereunder in respect of Losses, Losses shall be reduced by (a) any amounts recovered by the Indemnified Party under available insurance policies, indemnification, contribution, obligations or other rights of recovery with respect to such Losses, net of any deductible or any other reasonable out-of- pocket expense incurred by the Indemnified Party in obtaining such recovery, and (b) any Tax benefit actually realized by the Indemnified Party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Losses in the taxable year in which such Loss was accrued, incurred or paid or in any subsequent taxable year. If an Indemnified Party or its Affiliates receives any such recovery described in clause (a) or (b) above after an indemnification payment by the Indemnifying Party has been made, then such Indemnified Party or its Affiliates shall promptly reimburse the Indemnifying Party for any payment made, but not in excess of the amount received by the Indemnified Party or its Affiliates. In the event of the occurrence of any Losses, an Indemnified Party shall seek recovery under any available insurance policies, indemnification obligations or other rights of recovery with respect to such Losses. Section 10.7 No Duplication. The amount of any Losses for which indemnification is provided under this ARTICLE X shall be determined without duplication of any other Losses for which an indemnification claim has been made or could be made under any other covenant or agreement of this Agreement. Section 10.8 Mitigation. The Indemnified Party shall take, or cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss and using commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or similar agreements for any Losses. Section 10.9 Exclusive Remedy. Each of the parties acknowledges and agrees that (a) except for a claim for Fraud on the part of a party hereto, from and after the Closing, the indemnification provisions of this ARTICLE X Shall be the sole and exclusive monetary remedy of the parties for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in this Agreement or any certificate or instrument delivered pursuant hereto at or prior to the Closing, (b) any and all such claims arising out of, or in connection with, the transactions

55 contemplated by this Agreement must be brought under and in accordance with the terms of this Agreement and (c) no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby. Each of the parties acknowledges and agrees that the right to indemnification and all other remedies based upon any representation, warranty, covenant or agreement contained in this Agreement shall not be limited, diminished or otherwise affected by any investigation conducted with respect to, or any knowledge acquired at any time, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement. Section 10.10 Setoff/Escrow. Notwithstanding anything to the contrary in this Agreement, and without prejudice to any other right or remedy it has or may have, in order to satisfy any indemnification obligations of the Seller Parties under this ARTICLE X, Purchaser may hold back Holdback Amount and set it off against any amounts it owes to the Seller Parties, including the Earnout Amount and/or the Growth Consideration Amount, resulting from any Losses actually incurred by Purchaser under this ARTICLE X (including any reasonable costs associated with Purchaser enforcing its rights hereunder) (but with respect to each of the Seller Members limited to one-third (1/3rd) of any indemnifiable Losses hereunder in recognition that each Seller Member is only a one-third (1/3rd) owner of the Company, unless such indemnifiable Loss is with respect to a breach of a representation, warranty or covenant related solely to such Seller Member, in which case such Seller Member shall be responsible for 100% of such indemnifiable Loss); provided, that if the amount of any indemnification claim by Purchaser exceeds $100,000, then Purchaser shall instead place the Holdback Amount into an interest- bearing escrow account with an independent escrow agent reasonably acceptable to the Seller Parties with such amounts being held in escrow until resolution of such claim (with the prevailing party being entitled to receive the interest accrued on the Holdback Amount). To the extent the amount of Losses incurred by Purchaser exceeds the Holdback Amount or such Losses exceed the Earnout Amount or the Growth Consideration Amount, then the Seller Parties (but with respect to each of the Seller Members limited to one-third (1/3rd) of any indemnifiable Losses hereunder in recognition that each Seller is only a one-third (1/3rd) owner of the Company, unless such indemnifiable Loss is with respect to a breach of a representation, warranty or covenant related solely to such Seller Member, in which case such Seller Member shall be responsible for 100% of such indemnifiable Loss) shall pay the remaining amount to Purchaser within 10 days of notice from Purchaser. Notwithstanding the foregoing, any amounts set off by Purchaser shall be promptly paid to the Seller Parties to the extent it is finally determined (whether by settlement, trial court judgment or arbitral decision) that such amounts are required to be so paid to the Seller Parties in connection with such settlement, judgment or decision. ARTICLE XI MISCELLANEOUS Section 11.1 Amendments. This Agreement may not be amended, altered or modified except by written instrument executed by the Company, the Seller Members and Purchaser.

56 Section 11.2 Waiver. The failure by any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance. The observance of any provision of this Agreement may be waived in writing by the Party that will lose the benefit of such provision as a result of such waiver. Section 11.3 Entire Agreement. This Agreement and the exhibits and schedules and any documents executed by the Parties simultaneously herewith or pursuant hereto, including the Ancillary Agreements, constitute the entire understanding and agreement of the Parties relating to the subject matter hereof and supersede all prior understandings or agreements, whether oral or written among the Parties (or any of them) with respect to such subject matter. Section 11.4 Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held illegal, invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement, and (d) to the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision of this Agreement. Section 11.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date delivered, if delivered by email, (c) five (5) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.5): If to Purchaser: Tiedemann Advisors, LLC 520 Madison Avenue, 26th Floor New York, NY 10022 Attention: Whitney Fogle Lewis Email: Legal.uswm@alti-global.com With copies (which shall not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, New York 10004

57 Attention: Craig Sklar Email: sklar@sewkis.com If to the Company: Envoi, LLC 600 Highway 169 South Suite 1950 Minneapolis, MN 55426 Attention: James Sand Email: jsando67@gmail.com With copies (which shall not constitute notice) to: Stinson LLP 50 South Sixth Street, Suite 2600 Minneapolis, MN 55402 Attention: William Gotlieb Email: William.gotlieb@stinson.com If to any Seller Member: Envoi, LLC 600 Highway 169 South Suite 1950 Minneapolis, MN 55426 Attention: James Sand Email: jsando67@gmail.com Envoi, LLC 600 Highway 169 South Suite 1950 Minneapolis, MN 55426 Attention: Ryan Steensland Email: rsteensland@gmail.com Envoi, LLC 600 Highway 169 South Suite 1950 Minneapolis, MN 55426 Attention: Brenda Sallstrom Email: bbsallstrom@msn.com With copies (which shall not constitute notice) to: Stinson LLP 50 South Sixth Street, Suite 2600

58 Minneapolis, MN 55402 Attention: William Gotlieb Email: William.gotlieb@stinson.com Section 11.6 Binding Effect; No Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by the Seller Parties without the prior written consent of Purchaser and any purported assignment or other transfer without such consent shall be void and unenforceable. Purchaser may not assign, transfer or pledge all or any of its rights and obligations under this Agreement without the prior written consent of the Company (prior to the Closing) or the Seller Members (from and after the Closing) and any purported assignment, transfer or pledge without such consent shall be void and unenforceable; provided that the consent of the Company or the Seller Members, as applicable, shall not be required (but written notice shall be required) for an assignment, transfer or pledge by Purchaser to (i) one or more of its Affiliates or, for collateral security purposes in connection with collateral assignments for the benefit of any lenders or third parties providing financing to Purchaser or its Affiliates, to any such lender or third party, provided that no such assignment shall relieve Purchaser of its obligations under this Agreement or (ii) any Person to whom Purchaser transfers all of its equity or all or substantially all of assets or business, provided under this Agreement. Section 11.7 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each Party further agrees that such Party will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the Party seeking such remedy has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Nothing in this Section 11.7 is intended to limit the provisions of Section 6.12. Section 11.8 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Purchaser Indemnified Parties (solely in their capacity as indemnified parties hereunder) and the Seller Indemnified Parties (solely in their capacity as indemnified parties hereunder and their respective successors and permitted assigns. Section 11.9 Governing Law. This Agreement, the legal relations among the Parties hereunder and the adjudication and the enforcement thereof, shall in all respects be governed by, and interpreted and construed in accordance with, the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware), including all matters of construction, validity, performance and remedies.

59 Section 11.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably submits to the exclusive jurisdiction of the federal or state courts located within the state of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby irrevocably and unconditionally waive trial by jury (a) in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection herewith and (b) for any counterclaim with respect thereto. Section 11.11 Counterparts. This Agreement may be executed by DocuSign or .pdf format scanned signatures and in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together, be deemed an original, and shall constitute one and the same instrument. [Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written. PURCHASER Tiedemann Advisors, LLC By: ______________________________ Name: Brooke Connell Title: President [Signature Page to As Agreement]

A-1 Annex A Definitions Accounting Firm Section 2.8(b). Acquired Assets Section 2.1. Acquired Contracts Section 2.1(e). Acquisition Proposal dissolution, sale of all or substantial assets, equity purchase, recapitalization, equity exchange or other business combination or similar transaction involving the Company, (b) any proposal or offer for the issuance by the Company of over 20% of its equity interests or (c) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity interests or total consolidated assets of the Company, in each case other than the Transactions contemplated by this Agreement. Adjusted Base Date Revenue Run Rate means $6,879,309. Advertisement Section 3.14(v). Advisers Act rules and regulations promulgated thereunder by the SEC. Affiliate through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person; provided that an Parties. For the avoidance of doubt, the Company Accounts shall not be considered Affiliates of the Company for purposes of this Agreement. Affiliated Person has the meaning set forth in Section 2(a)(3) of the Investment Company Act. Affordable Care Act Section 3.18(g). Agreement Exhibits hereto, as such may be amended or restated from time to time. Allocation Principles Section 2.10. Allocation Statement Section 2.10. Ancillary Agreements ment, document, instrument, certificate or Contract entered into in connection with this Agreement, including, without limitation, each of the Employment Agreements. Assignment and Assumption Agreement Section 2.9(a)(i).

A-2 Assumed Liabilities Section 2.3. AUM amount of assets in respect of which the Company is entitled to receive Management Fees, Fixed Fees or other fees or profits allocations from such Company Account, in each case, as of the date calculated. AUM Consenting Revenue Run Rate Section 2.7(b)(i). Base Date December 31, 2023. Base Date Revenue Run Rate has the meaning set forth in Section 3.15(a). Base Purchase Price 25,200,000. Business wealth management business, including without limitation the sponsoring and management of the Company Accounts. Business Day commercial banks in New York, New York are authorized or required by Law to close. Business Records Section 2.1(f). Cap Section 10.4(a). Cash (other than restricted cash and any security deposits), cash equivalents (including inbound checks, draws, ACH credits and wire transfers deposited or available for deposit less the amounts of any outstanding outbound checks, draws, ACH debits and wire transfers at such time), marketable securities (including certificates of deposit). Change event, change, effect, event, matter, occurrence, circumstance, fact or state of facts. Change of Control (a) any sale or transfer of 50% or more of the assets of such Person to any Person or Persons who are not affiliates (as defined in Rule 144(a)(1) promulgated under the Securities Act) of such first Person; (b) any sale or transfer of securities representing 50% or more of the outstanding voting power of, or economic interests in, such Person to any Person or Persons who are not affiliates (as defined in Rule 144(a)(1) promulgated under the Securities Act) of such first Person; or (c) any consolidation, merger or other business combination of such Person into any other corporation or entity, whether or not such Person is the entity surviving such transaction, if, immediately after giving effect to such transaction (and all other transactions related

A-3 thereto or contemplated thereby), the security holders of such Person, and the Affiliated Persons of the security holders of such Person, in each case immediately prior to such transaction do not collectively own, directly or indirectly, securities representing more than 50% of the outstanding voting power of, or economic interests in, the surviving corporation or entity. Claim Notice Section 10.3(a). Client management or investment advisory services, including any sub-advisory services, subscription services or any similar services, each of which is set forth on Schedule 3.15. Client Consent Adjustment Section 2.7(b)(i). Client Consent Adjustment Schedule Section 2.7(b)(i). Client Contract Contract, including a sub-advisory Contract with a Client, or any other Contract, arrangement or understanding (whether written or oral), pursuant to which the Company provides investment management services, investment advisory services (including sub-advisory services), or subscription or portfolio strategy services, as of any date of determination, each of which is set forth on Schedule 3.11(a)(1). Closing Section 2.6. Closing Date Section 2.6. Closing Purchase Price Amount has the meaning set forth in Section 2.5. Closing Statement Section 2.8(a). COBRA forth in Section 3.18(g). Code Company h in the Preamble. Company Account or similar account (a) controlled by the Company; (b) for which the Company acts or acted as investment adviser, investment sub-adviser, general partner, managing member, manager or administrator; or (c) from which the Company receives, directly or indirectly, Management Fees and/or Fixed Fees or other revenues of any kind in connection with its provision of investment management or investment advisory services, including sub-advisory services. Company Fund notwithstanding anything to the contrary, any Company Account) any investment fund or other investment vehicle (including any corporation, general or limited partnership, limited liability company, trust or account and whether or not dedicated to a single investor): (a) currently

A-4 sponsored or controlled the Company; (b) for which the Company currently acts as investment advisor, investment sub-adviser, general partner, managing member, manager or administrator or (c) from which the Company currently receives, directly or indirectly, Management Fees and/or Fixed Fees or other revenues of any kind in connection with its provision of investment management or investment advisory services, including sub-advisory services. Company Interests Section 3.2. Company Material Adverse Effect aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, properties, or results of operations of the Company, taken as a whole, or the ability of the Company to consummate the transactions contemplated hereby; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, may, would or could occur, a Company Material Adverse Effect: (a) any general Change in the United States economy, securities, credit or financial markets or political conditions, (b) any Change that generally affects the industry in which the Company operates, (c) any Change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (d) any Change arising from any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, pandemics or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (e) any Change resulting from any pandemic, epidemic or disease outbreak or any escalation or worsening of any of the foregoing (or action taken in connection with any of the foregoing); (f) any regulatory Changes or Changes in applicable Laws or accounting rules or the interpretation thereof; (g) any Change arising out of or resulting from actions contemplated in connection with this Agreement or the pendency or announcement of the transactions contemplated by this Agreement; and (h) any Change arising from any failure by the Company to meet any projections, guidance, estimates, forecasts or milestones for or during any period (provided that the underlying causes of such failure (subject to the other provisions of this definition) shall not be excluded), except, in each case described in (a), (b), (c), (d), (e) and (f) above, to the extent such Change has a materially disproportionate effect on the Company compared to other similarly situated participants in the industries in which the Company conducts its Business. Company Plan Section 3.18(a). Company s Certificate Section 7.4. Confidentiality Agreement Letter Agreement, dated as of January 9, 2023 between the Company and Tiedemann Advisors, LLC, as the same may be amended from time to time. Consent waiver, permit, license, grant, agreement, exemption or Order of, or registration, declaration or filing with, any Person, including any Governmental Authority. With respect to Client Contracts, Consent will be deemed provided either by (i) a Client executing and returning to the Company a signed Consent Letter (without thereafter withdrawing, rescinding or revoking it) and such Client has not provided a Negative Response on or prior to the Closing Date; or (ii) to the extent not

A-5 prohibited by the Client Contract, by negative or implied consent in the absence of a Negative Response from the Client on or prior to the Closing. Consenting Clients Date, have provided Consent by pursuant to Section 6.5. Consenting Revenue Run Rate Section 2.7(b)(i). Consenting Revenue Run Rate Threshold s an amount equal to the Adjusted Base Date Revenue Run Rate multiplied by the Consent Threshold Percentage. Consenting Threshold Percentage 95. Consent Letter Exhibit E attached hereto. Contingent Consideration Payment Statement Section 2.13(a)(i). Contract obligation or commitment to which a Person is bound or to which its assets or properties are subject, whether oral or written, and any amendments and supplements thereto. Control Controlled to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall be deemed to Control such Person. Custody Services Agreement Section 6.19. December 31, 2027 Revenue Run Rate Run Rate determined as of December 31, 2027 attributable to all Consenting Clients and Post-Closing Minneapolis Sourced Clients. Deductible Section 10.4(a). Disclosure Schedule accompanying this Agreement and containing the Schedules referred to in this Agreement. Dispute ng set forth in Section 2.8(b). DOL Draft Allocation Statement has the meaning set forth in Section 2.10. Earnout Amount Earnout Period, an amount equal to the product of the following: (a) 7.7%, (b) the Revenue Equivalent Multiple and (c) the LTM Earnout Revenue.

A-6 Earnout Period each of the following four (4) year-long periods, with the first commencing on July 1, 2024 and concluding on June 30, 2025, the second commencing on July 1, 2025 and concluding on June 30, 2026, the third commencing on July 1, 2026 and ending June 30, 2027, and the fourth commencing on July 1, 2027 and ending June 30, 2028. Eligible Clients -Closing Minneapolis Sourced Clients. Eligible Revenues Eligible Clients. Employee Plan arrangement, whether covering a single individual or group of individuals, and whether or not reduced to writing, that is: (a) a Welfare Plan; (b) a pension plan within the meaning of Section 3(2) of ERISA (whether or not subject ERISA); (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, phantom equity or other equity-based plan; or (d) any other deferred compensation, retirement, welfare benefit, employment, service, consulting, severance, retention, change-in-control, bonus, incentive, perquisite, time-off, reimbursement, fringe benefit or other compensation or benefit plan, program, policy, practice, agreement or arrangement. Employment Agreements date hereof and effective as of the Closing, by and between Purchaser, on the one hand, and each of the Key Persons on the other hand, in the forms set forth on Exhibit F attached hereto. Encumbrance security interests, liens (statutory or other), charges, encumbrances, pledges, mortgages, deeds of trust, hypothecations and restrictions on transfer. Enforceability Exception Section 3.3(a). Entity at is not a natural person. Equity Rights Section 3.2. ERISA 1974, as amended. ERISA Client Section 3.14(p). Estimated Closing Cash Section 2.7(b)(i). Estimated Closing Indebtedness Section 2.7(a)(iv). Estimated Closing Purchase Price Amount t forth in Section 2.7(a).

A-7 Estimated Net Working Capital Adjustment Amount Section 2.7(a)(iii). Estimated Unpaid Transaction Expenses Section 2.7(a)(v). Excluded Assets Section 2.2. Excluded Liabilities Section 2.4. Filings Section 3.14(d). Final Contingent Consideration Payment Statement Section 2.13(a)(ii). Financial Statements he Company, on a consolidated basis, for the years ending December 31, 2021, December 31, 2022 and December 31, 2023, including the balance sheet as of such dates and the related statements of ods, and (b) the unaudited balance sheet of the Company, on a consolidated basis, as of March 31, 2024 and the related statement of income for the three (3) month period then ended, and any additional unaudited financial statements delivered to Purchaser during the Pre-Closing Period under Section 6.2. Fixed Fee xed fee for investment management, investment advisory or sub-advisory services, or any similar fees, the calculation of the amount of which is not based upon invested assets. Fixed Fee Clients Fixed Fee Consenting Revenue Run Rate Section 2.7(b)(i). Fraud and intentional common law fraud under the law of the State of Delaware by a Party with respect to the representations and warranties made by such Party in this Agreement, excluding any other type of fraud claim, including fraud based on constructive knowledge, negligent or reckless misrepresentation or a similar theory. Fundamental Representations Section 10.1. GAAP practices as in effect from time to time and applied consistently throughout the periods involved. Governmental Authority ign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic, agency or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of government, including any court and any Self-Regulatory Organization.

A-8 Growth Consideration Amount , an amount based on the Revenue CAGR determined as follows: If the Revenue CAGR is greater than or equal to 8% but less than 9%, then the Growth Consideration Amount will be an amount equal to 40% multiplied by the December 31, 2027 Revenue Run Rate; If the Revenue CAGR is greater than or equal to 9% but less than 10%, then the Growth Consideration Amount will be an amount equal 50% multiplied by the December 31, 2027 Revenue Run Rate; If the Revenue CAGR is greater than or equal to 10% but less than 11%, then the Growth Consideration Amount will be an amount equal to 60% multiplied by the December 31, 2027 Revenue Run Rate; If the Revenue CAGR is greater than or equal to 11% but less than 12%, then the Growth Consideration Amount will be an amount equal to 70% multiplied by the December 31, 2027 Revenue Run Rate; If the Revenue CAGR is greater than or equal to 12% but less than 13%, then the Growth Consideration Amount will be an amount equal to 80% multiplied by the December 31, 2027 Revenue Run Rate; If the Revenue CAGR is greater than or equal to 13% but less than 14%, then the Growth Consideration Amount will be an amount equal to 90% multiplied by the December 31, 2027 Revenue Run Rate; and If the Revenue CAGR is greater than or equal to 14% then the Growth Consideration Amount will be an amount equal to the December 31, 2027 Revenue Run Rate. For the avoidance of doubt, if the Revenue CAGR is less than the Growth Consideration Threshold, then the Growth Consideration Amount will equal $0. Growth Consideration Threshold 8%. Holdback Amount Section 10.10. Immediate Family Member stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein. Indebtedness : (a) any indebtedness of the Company for borrowed money, whether or not having recourse to the borrower; (b) any other indebtedness of the Company which is evidenced by a note, bond, debenture or similar instrument; (c) all obligations of the Company under any leases required to be capitalized under GAAP; (d) all obligations of the Company in respect of bankers acceptances issued or created for the account of the Company; (e) all liabilities secured by any Encumbrance

A-9 (other than any Permitted Encumbrance) on any property owned by the Company even though the Company has not assumed or otherwise become liable for the payment thereof; (f) any obligation of the Company under any factoring, securitization or other similar facility or arrangement; (g) any reimbursement obligation with respect to letters of credit (including standby letters of credit) or similar facilities to the extent drawn upon, (h) any obligation of the Company issued or assumed as the deferred purchase price of property or services (excluding obligations of the Company to business); (i) all net obligations of the Company under interest rate, commodity, foreign currency and financial markets swaps, options, futures, derivatives and other hedging obligations, and any costs associated with termination of any such arrangement; (j) any restricted or fiduciary cash; (k) any indebtedness of another Person of the type referred to any of the foregoing clauses (a)-(j) guaranteed in any matter by the Company (including guaranties in the form of an agreement to repurchase or reimburse); and (l) all contingent earn-out payment obligations. Indemnified Party has the meaning set forth in Section 10.3(a). Indemnifying Party Section 10.3(a). Intellectual Property throughout the world, by whatever name or term known or designated, tangible or intangible, whether arising by operation of Law, Contract, or otherwise, including, without limitation, trademarks, service marks, trade names, corporate names, and trade dress, logos, and slogans, together with all goodwill symbolized by any of the foregoing, domain names, web sites, copyrights, copyrightable subject matter, proprietary models, processes, formulas, software and databases, client lists, patents, patent applications, inventions, designs, investment track records, models, methodologies, composites, historical processes, trade secrets, know-how, confidential information, computer software, data and documentation, and any other similar intellectual property or intangible rights, tangible embodiments of any of the foregoing (in any medium including electronic media) and registrations and applications to register or renew the registration of any of the foregoing with any Governmental Authority in any country. Investment Company Act amended, and the rules and regulations promulgated thereunder by the SEC. IP Assignment Agreement Section 2.9(a)(ii). IP Contracts bound (a) granting or obtaining any right to use any Intellectual Property material to the conduct of the Business (other than Contracts providing for the assignment to the Company of Intellectual Property created by employees or independent contractors of the Company) or (b) restricting the or permitting other Persons, to use or register any Intellectual Property material to the conduct of the Business. IRS Key Persons the Seller Members.

A-10 Knowledge of the Company e actual knowledge of each of the Seller Members and Bradley Brunell, in each case after reasonable inquiry. Landlord Interchange Investors, LLC, a Delaware limited liability company. Law regulations, ordinances, decrees, rules, or other requirements with similar effect of any Governmental Authority. Leases Section 3.10. Losses means any and all losses, damages, liabilities, interest, awards, judgments, penalties, costs or expenses (including reasonable and documented out-of- and the costs of investigation and, subject to the other provisions of this Agreement, enforcing any right to indemnification hereunder) to the extent resulting from or arising out of any such matter that is the subject of indemnification under Article X; provided include, and in no event shall any Person providing indemnification under Article X be liable with respect to treble, exemplary, or punitive damages except to the extent that the same are recovered by any third party as a result of a claim for which indemnification is provided under Article X. LTM Earnout Revenue Eligible Revenues received by Purchaser with respect to such Earnout Period. Management Fee fee for investment management, investment advisory or sub-advisory services, or any similar services, the calculation of the amount of which is based upon the amount of assets under management or advisement (including, for the avoidance of doubt, pass-through expenses that are intended to offset management fees, expense charges, and expense reimbursements that are intended to inure to the benefit of the Company). Material Contract which any of its properties or assets is bound of the type listed below under the Company has any remaining material rights or obligations: (a) Client Contracts and side letters or similar agreements; (b) IP Contracts; (c) Contracts with respect to any Indebtedness of the Company; (d) any joint venture, strategic alliance, exclusive distribution, partnership, consulting arrangement, phantom equity arrangement or similar Contract, in each case involving a sharing of profits or expenses or payments based on revenues, profits or assets under management of the Company; (e) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements (including all exhibits, schedules and annexes thereto), in each case involving an acquisition of divestiture by the Company of a business enterprise;

A-11 (f) Contracts providing for payments or the acceleration or vesting of payments or a termination or amendment right that are conditioned or triggered, in whole or in part, on a change in control of the Company or a sale of all or substantially all of its assets; (g) each Contract or a group of related Contracts that involved the payment by the Company of more than $100,000, individually or in the aggregate for such related Contracts (i) that cannot be terminated by the Company ce or (ii) that require a material payment or other material economic penalty or cost upon termination; (h) royalty or similar payment; (i) any Contracts related to the rendering of, prime broker or clearance services to the Company; (j) any Contract requiring the Company (i) to co-invest with any other Person, (ii) to provide seed capital or similar investment or (iii) to invest in any investment product, that in each case has any obligations that remain outstanding; (k) any Contract that provides for earn-outs or other similar contingent obligations owed by the Company; (l) requiring the reimbursement or refund of any fees (whether performance based or otherwise) paid ilar right granted by the Company; (m) any non-competition, non-solicitation or exclusive dealing agreement, or any other agreement or obligation, in each case that limits or restricts in any material respect (i) the right of the Company or any Affiliate of the Company to solicit customers or employees or to compete in any line of business or with any Person or in any area, or (ii) the localities in which, all or any portion of the Business is or, immediately prior to the consummation of the Transactions, will be conducted; (n) a settlement, conciliation or similar agreement that will require the Company to pay consideration after the date of this Agreement in excess of $50,000 or that imposes restrictions and/or limitations on the business operations (excluding, for the avoidance of doubt and notwithstanding anything to the contrary, confidentiality obligations) of the Company; (o) the Office Lease; and (p) any Contract with any Governmental Authority. Mellon Section 6.19. Minneapolis Office Minneapolis, Minnesota.

A-12 Most Recent Balance Sheet included in the Financial Statements. Negative Response Client to its Affirmative Consent Letter indicating that such Client does not consent to the deemed assignment of its Client Contract, or (b) the withdrawal or redemption of, or written notice by such Net Working Capital of the Company minus the consolidated current liabilities of the Company, in each case as of 12:01 a.m. Eastern Time on the Closing Date; provided, however, that (i) Net Working Capital shall not include as assets or liabilities any Cash or Indebtedness, (ii) Net Working Capital shall not, to the extent otherwise included in the calculation of the Purchase Price, include Transaction Expenses, (iii) Net Working Capital shall not include any deferred Tax assets or liabilities or any assets or liabilities in respect of income Taxes, and (iv) Net Working Capital shall not reflect the impact of any purchase accounting or any other adjustments relating to the sale of the Acquired Assets or the conduct of the business by Purchaser following the Closing. By way of illustration only, Exhibit G sets forth a calculation of Net Working Capital for the Company as if the Closing had occurred on December 31, 2023. Net Working Capital Adjustment Amount minus fifty thousand Dollars ($50,000), expressed as a positive number, if positive, and as a negative number, if negative. New Clients Section 6.5(b). Nonassignable Assets Section 2.1. "Non-Scheduled Contracts -the-Shelf Software and (b) non-disclosure or confidentiality Contracts. Objections Statement Section 2.8(b). "Off-the-Shelf Software made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and available through commercially standard means, such as retail stores, downloads, distribution networks, or that is preinstalled as a standard part of hardware) and is licensed to or otherwise made available on a non-exclusive basis under standard terms and conditions for a one-time fee of less than $50,000 or an ongoing fee of less than $30,000 per year. Office Lease Office Lease, dated October 22, 2018, by and between the Company and the Landlord. Office Lease Assignment Section 2.9(a)(ii). Order ruling of, or settlement with, any Governmental Authority.

A-13 Organizational Documents than an individual) establishes its legal existence or which govern its internal affairs. For example, the Organizational Documents with respect to any Person that is a corporation, are its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and its bylaws; with respect to any Person that is a limited partnership, are its certificate of limited partnership and its limited partnership or operating agreement; with respect to any Person that is a limited liability company, are its certificate of formation and its limited liability company or operating agreement; with respect to any Person that is a trust or other Entity, are its declaration or agreement of trust or its constituent document; and with respect to any other Person, are its comparable organizational documents, in each case, as has been amended or restated. Party Parties ave the meanings set forth in the Preamble. Permits permissions, certificates, approvals and authorizations obtained, or required to be obtained, from any Governmental Authority. Permitted Encumbrances unemployment insurance, social security, retirement and similar legislation, (c) for Taxes not yet due and payable, (d) for Taxes which are being contested in good faith and by appropriate proceedings, (e) relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (f) that is a restriction on transfer imposed by the terms of any lease or license agreement entered into in the ordinary course of business, (g) arising under applicable securities laws or (h) arising solely by action of Purchaser. Person limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship, Governmental Authority or other Entity or any division thereof. Post-Closing Minneapolis Sourced Clients is both (a) first introduced, referred, connected or directed to Purchaser by any Seller Party or su Affiliates and (b) becomes a Client following the Closing, including (i) Prospective Clients, and any referrals from Prospective Clients, (ii) referrals from any past Clients, and Consenting Clients, (iii) referrals from the Minneapolis Office network of professionals, including without limitation, attorneys, accountants and insurance agents, (iv) referrals from Successor Personnel, and (v) any Clients sourced by Seller Members. For avoidance of doubt, the involvement (direct or otherwise) of employees and agents of Purchaser will not invalidate or otherwise impact the foregoing. Pre-Closing Period Section 6.1(d). Pre-Closing Statement Section 2.7(a). Proceeding or arbitral action, cause of action, suit, claim, demand, citation, summons, subpoena, investigation, examination, audit, review, inquiry or proceeding of any nature, whether civil criminal, regulatory or otherwise, in law or in

A-14 equity, in each case by, on behalf of, before or involving any court, tribunal, arbitrator or other Governmental Authority. Prospective Client planning to solicit as of the Closing Date (or solicited within one year preceding the Closing Date) or with whom the applicable Person covered by Section 6.12 or the Seller Members has had contact by email (other than as result of a mass mailing), telephone or in person or with respect to which such individual has obtained confidential information in the course of or as a result of such r before the Closing Date. An anonymized list of the on Schedule 6.11. Purchase Price Section 2.5. Purchaser Preamble and includes any successor or permitted assign. Purchaser Indemnified Party Section 10.2(a). Purchaser Material Adverse Effect effect on the ability of Purchaser to consummate the transactions contemplated hereby, including contemplated by this Agreement or perform its obligations hereunder. Purchaser's Certificate Section 8.3. QPAM Exemption Section 3.14(p). Records meaning set forth in Section 3.14(y). Related Entity means any entity, corporation, trust, partnership, or other Person that, together with the Company, would be considered a single employer under Section 414 of the Code or Section 4001(b) of ERISA. Related Party any Seller Member, (b) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the Persons listed in clause (a) above, (c) any Affiliate of any of the Persons listed in clause (a) above, and (d) any trust or other estate in which any of the Persons listed in clause (a) or (b) above has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity. Released Purchaser Party Section 6.11(a). Restricted Business Section 6.11. Restricted Period commencing on the Closing Date and ending on the fifth anniversary thereof.

A-15 Retention Pool Section 2.13(c). Retention Pool Participants Section 2.13(c). Revenue CAGR Eligible Revenues during the Earnout Period, which shall be determined by comparing the Base Date Revenue Run Rate to the December 31, 2027 Revenue Run Rate. By way of example, if the Base Date Revenue Run Rate equals $6,949,030, then the December 31, 2027 Revenue Run Rate must equal at least $9,454,078 to achieve the Growth Consideration Threshold (i.e., $6,949,030 multiplied by 1.084). Revenue Deductions Section 3.16(a). Revenue Equivalent Multiple 5.2. Revenue Run Rate entered into a Client Contract which specifies the amount of assets to be managed or advised by the Company and the dates by which such amounts are to be managed or advised by the Company, but excluding any Client which provided (and has not withdrawn, rescinded or revoked) written notice of its intent to terminate its Client Contract), the aggregate annualized investment management or advisement fees payable to the Company from such Client, net of and reduced by in all cases all associated Revenue Deductions, which shall be determined in the following manner: (a) to the extent such fees are fixed and not increased or decreased by reference to assets under management or advisement, the applicable annual (or, if the applicable Client Contract provides for such fees on other than an annual basis, annualized) fee contained in such C Contract net of associated Revenue Deductions, and (b) to the extent such fees are determined by reference to assets under management or advisement, determined by multiplying the assets under management or advisement with respect to such Client as of such date by the applicable annual (or, if the applicable Client Contract provides for such fees on other than an annual basis, Revenue Deductions. For fee waiver, rebate or similar reduction or any scheduled fee reduction by the Company to any Person in connection with such account. SEC Securities Act regulations promulgated thereunder by the SEC. Self-Regulatory Organization means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company is subject.

A-16 Seller Indemnified Party Section 10.2(b). Seller Members Preamble. Seller Party Preamble. Similar Law Section 3.14(q). Similar Law Client Section 3.14(q). Successor Personnel Section 6.12. Survival Period Section 10.1. Tangible Personal Property furnishings, inventory, parts, spare parts, vehicles and other tangible personal property owned by any of the Seller Members that are owned, leased, used or held for use in the operation of the Business, including all office equipment or supplies in any building, office or other space leased, owned or occupied by the Seller Members that are used in the Business or where any of the Seller Member the avoidance of doubt, the Acquired Business Records. Tax assessments, duties and charges in the nature of a tax imposed by any Governmental Authority (including any interest, penalties or additions attributable thereto, imposed in connection therewith or imposed with respect thereto), including taxes imposed on, or measured by, net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, business, securities transaction, value added, sales, use, excise, custom, transfer, registration, stamp, premium, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, withholding, estimated and recording taxes, whether computed on a separate, consolidated, unitary, combined or other basis, whether disputed or not. Taxing Authority jurisdiction over the assessment, determination, collection or imposition of Taxes or any other authority exercising Tax regulatory authority. Tax Return information return or statement, including any schedule or related or supporting information, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including any attachment, amendment or supplement thereto. Tax Sharing Agreement indemnification agreement, Tax sharing agreement or similar Contract or arrangement relating to

A-17 Taxes with the exception, in each case, of agreements, Contracts or arrangements that are not primarily related to Taxes and are entered into in the ordinary course of business. Termination Date Section 9.1(d). Third Party Claim the meaning set forth in Section 10.3(a). Transaction Expenses (a) all fees and expenses of counsel, accountants, professionals, investment bankers, experts, consultants and other advisors to the Seller Parties incurred by the Seller Parties or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Ancillary Agreements, the Transactions, or any combination of the foregoing, but in each case solely to the extent any such expense is incurred but not paid prior to the Closing. For the avoidance of doubt, Transaction policies described in Section 6.15. Transactions Transfer Taxes registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with, or resulting from, this Agreement and the Transactions. Transferred Employees Section 6.12. Treasury Regulations regulations, promulgated under the Code, as such regulations may be amended from time to time (it being understood that all references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations). Veritas Section 6.18. Veritas Agreement Termination Date has the meaning set forth in Section 6.18. Welfare Plan welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA). Working Capital Holdback 150,000.